UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☐   Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Fortune Brands, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2007 PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Fortune Brands, Inc. will be held at the

Hyatt Deerfield

1750 Lake Cook Road

Deerfield, Illinois

On Tuesday, April 24, 2007 at 1:30 p.m.

PROXY VOTING OPTIONS

YOUR VOTE IS IMPORTANT!

Whether or not you expect to attend in person, we urge you to vote your shares by phone, via the Internet, or by signing, dating and returning the enclosed proxy card at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares will save the Company the expense and extra work of additional solicitation. An addressed envelope, postage paid if mailed in the United States, is enclosed if you wish to vote your shares by returning your completed proxy card by mail. Submitting your proxy now will not prevent you from voting your stock at the meeting if you desire to do so, as your vote by proxy is revocable at your option.

Voting by the Internet or telephone is fast, convenient, and your vote is immediately confirmed and tabulated. Most important, by using the Internet or telephone, you help Fortune Brands reduce postage and proxy tabulation costs.

PLEASE DO NOT RETURN THE ENCLOSED PAPER BALLOT IF YOU ARE VOTING OVER THE INTERNET OR BY TELEPHONE.

VOTE BY INTERNET

http://www.proxyvote.com

24 hours a day / 7 days a week

INSTRUCTIONS:

Read the accompanying Proxy Statement.

Go to the following website:

http://www.proxyvote.com

Have your Proxy Card or Voting Instruction Form in hand and follow the instructions. You can also register to receive all future stockholder communications electronically, instead of in print. This means that the Annual Report and Proxy Statement will be delivered to you electronically via e-mail.

VOTE BY TELEPHONE

1-800-690-6903 via touch tone phone

toll-free 24 hours a day / 7 days a week

INSTRUCTIONS:

Read the accompanying Proxy Statement.

Call the toll-free 800 number provided on your Voting Instruction Form or 1-800-690-6903.

Have your Proxy Card or Voting Instruction Form in hand and follow the instructions.

PARKING FACILITY AND DRIVING DIRECTIONS

Directions from Downtown Chicago to Hotel:

Take 94 West to Route 41. Exit Lake Cook Road from Route 41 (one ramp, lighted intersection exit). Turn left on to Lake Cook Road heading West. The hotel is located approximately 4 miles West on the Northeast corner of the Lake Cook Road / I-294 intersection. This route has no tolls.

Directions to Hotel from I-94 Southbound:

Take I-94 heading South to the Lake Cook Road exit (one ramp, lighted intersection exit). Turn left on to Lake Cook Road heading East. Turn left on to Wilmot Road (second traffic light after you exit tollway). First driveway on the left side of street will be the entrance to the Hyatt Deerfield. This route has several tolls.

Directions to Hotel from I-294 Northbound:

Take I-294 heading North to the Lake Cook Road exit (one ramp, lighted intersection, exact change toll plaza). Turn right on to Lake Cook Road. At Wilmot Road (first lighted intersection after exit) turn left. The first driveway on the left side of street will be the entrance to the Hyatt Deerfield. This route has several tolls.

               520 Lake Cook Road, Deerfield, Illinois 60015

March 9, 2007

Dear Stockholder:

The Fortune Brands, Inc. 2007 Annual Meeting of Stockholders will be held at 1:30 p.m. (CDT) on Tuesday, April 24, 2007 at the Hyatt Deerfield, 1750 Lake Cook Road, Deerfield, Illinois. The sole purpose of the meeting is to consider the business described in the following Notice of Annual Meeting and Proxy Statement.

It is important to ensure that your shares be represented at the meeting, whether or not you personally plan to attend. You can vote by completing and returning the enclosed proxy card, calling the toll-free telephone number or using the Internet. Instructions for using these services are provided on the enclosed proxy card. If you decide to vote your shares using the enclosed proxy card, we urge you to complete, sign, date and return it promptly, using the enclosed postage paid return envelope.

Sincerely,

Norman H. Wesley

Chairman of the Board and Chief Executive Officer

                   520 Lake Cook Road, Deerfield, Illinois 60015

NOTICE OF ANNUAL MEETING

AND PROXY STATEMENT

March 9, 2007

The Annual Meeting of Stockholders of Fortune Brands, Inc. (“Fortune Brands” or the “Company”) will be held at the Hyatt Deerfield, 1750 Lake Cook Road, Deerfield, Illinois, at 1:30 p.m. (CDT) on Tuesday, April 24, 2007, to consider and vote upon:

Item 1:	The election of three directors for a term expiring at the 2010 Annual Meeting or until their successors have been elected and qualified (see pages 4 to 38 of the Proxy Statement);

Item 2:	The ratification of the appointment by the Company’s Audit Committee of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2007 (see page 39 of the Proxy Statement);

Item 3:	The re-approval of the Fortune Brands, Inc. Annual Executive Incentive Compensation Plan (see pages 39 to 41 of the Proxy Statement);

Item 4:	The approval of the Fortune Brands, Inc. 2007 Long-Term Incentive Plan (see pages 41 to 48 of the Proxy Statement);

Item 5:	If presented, a stockholder proposal entitled “Elect Each Director Annually” (see pages 48 to 52 of the Proxy Statement);

Item 6:	If presented, a stockholder proposal entitled “Pay-for-Superior Performance” (see pages 52 to 54 of the Proxy Statement); and

to transact such other business as may properly come before the meeting.

If you held common stock or $2.67 Convertible Preferred Stock at the close of business on February 23, 2007, you are entitled to vote at the Annual Meeting. Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy (1) by mail, (2) by telephone, or (3) through the Internet. For specific instructions, please refer to the next page of this Proxy Statement and the enclosed proxy card.

We are also soliciting voting instructions from participants in the Fortune Brands Retirement Savings Plan, Fortune Brands Hourly Employee Retirement Savings Plan and Future Brands LLC Retirement Savings Plan who have invested in the Fortune Brands Stock Fund. We ask each plan participant to sign, date and return the enclosed proxy card, or provide voting instructions by telephone or through the Internet. The proxy card will serve as a voting instruction card when we forward it to the trustee.

This Proxy Statement and accompanying proxy are being distributed on or about March 13, 2007.

Mark A. Roche

Senior Vice President, General Counsel and Secretary

VOTING AND PROXIES

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is for stockholders to act upon the matters outlined in the Notice of Annual Meeting and described in this Proxy Statement, including: (1) the election of directors, (2) the ratification of the appointment of our independent registered public accounting firm, (3) the re-approval of the Fortune Brands, Inc. Annual Executive Incentive Compensation Plan, (4) the approval of the Fortune Brands, Inc. 2007 Long-Term Incentive Plan, (5) if presented, consideration of a stockholder proposal entitled “Elect Each Director Annually”, and (6) if presented, consideration of a stockholder proposal entitled “Pay-for-Superior Performance.” In addition, management will respond to questions from stockholders.

Who is entitled to vote?

Only stockholders who owned the Company’s common stock or $2.67 Convertible Preferred Stock of record at the close of business on February 23, 2007 are entitled to vote. Each holder of common stock is entitled to one vote per share. Each holder of $2.67 Convertible Preferred Stock is entitled to three-tenths (0.3) of one vote per share. The common stock and $2.67 Convertible Preferred Stock vote together as a single class. There were 152,562,935 shares of common stock and 201,674 shares of $2.67 Convertible Preferred Stock outstanding on February 23, 2007.

What is the difference between being a record holder and holding shares in street name?

A record holder holds shares in his or her own name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf. The majority of stockholders hold their shares in street name.

How do I vote?

Record holders can vote by filling out the accompanying proxy card and returning it in the postage paid return envelope. You can also vote by telephone or the Internet. Voting instructions are provided on the enclosed proxy card.

If you hold shares in street name, you must vote by giving instructions to your broker or nominee. You should follow the voting instructions on the form that you receive from your broker or nominee. The availability of telephone and Internet voting will depend on your bank’s or broker’s voting process. Your broker or nominee might not be permitted to exercise voting discretion as to some of the matters to be acted upon. If you do not give your broker or nominee specific instructions, your shares might not be voted on those matters and might not be counted in determining the number of shares necessary for approval. Therefore, please give voting instructions to your broker on all six voting items.

How will my proxy be voted?

Your proxy card, when properly signed and returned to us, or processed by telephone or via the Internet, and not revoked, will be voted in accordance with your instructions relating to the election of directors and Items 2, 3, 4, 5 and 6. We are not aware of any other matter that may be properly presented other than the election of directors and Items 2, 3, 4, 5 and 6. If any other matter is properly presented, the persons named in the enclosed proxy card will have discretion to vote in their best judgment.

What if I don’t mark the boxes on my proxy?

Unless you give other instructions on your proxy card or when you cast your proxy by telephone or the Internet, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth together with the description of each Item in this Proxy Statement. In summary, the Board recommends a vote

FOR:

•	the election of directors;

•	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2007;

•	the re-approval of the Fortune Brands, Inc. Annual Executive Incentive Compensation Plan;

•	the approval of the Fortune Brands, Inc. 2007 Long-Term Incentive Plan;

AGAINST:

•	the stockholder proposal entitled “Elect Each Director Annually”; and

•	the stockholder proposal entitled “Pay-for-Superior Performance”.

Can I go to the Annual Meeting if I vote by proxy?

Yes. Attending the meeting does not revoke your proxy.

How can I revoke my proxy?

You may revoke your proxy at any time before it is actually voted by giving written notice to the secretary of the meeting or by delivering a later dated proxy.

Do I have dissenters’ rights?

Under Delaware law, dissenters’ rights are not available to holders of common stock and $2.67 Convertible Preferred Stock in connection with Items 1, 2, 3, 4, 5 and 6.

Will my vote be public?

As a matter of policy, stockholder proxies, ballots and tabulations that identify individual stockholders are not publicly disclosed, but are available to the independent Inspector of Election, the proxy solicitation firm and certain employees of Fortune Brands, Inc.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority in voting power of the outstanding shares of common stock and $2.67 Convertible Preferred Stock entitled to vote will constitute a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How many votes are needed to approve an Item?

The nominees for director, in non-contested elections, must receive a majority of the votes cast at the meeting, in person or by proxy, to be elected, subject to the recently adopted majority vote by-law provision relating to the election of directors, as discussed below under “Election of Directors.” A proxy card marked to withhold authority for the election of one or more directors will not be voted with respect to the director or directors indicated.

The affirmative vote of shares representing a majority in voting power of the common stock and $2.67 Convertible Preferred Stock, voting together as a single class, present in person or represented by proxy at the meeting and entitled to vote is necessary for approval of Items 2, 3, 4, 5 and 6. Proxy cards marked as abstentions on Items 2, 3, 4, 5 and 6 will not be voted and will have the effect of a negative vote.

What if I am a participant in the Fortune Brands Retirement Savings Plan, the Fortune Brands Hourly Employee Retirement Savings Plan or the Future Brands LLC Retirement Savings Plan?

We are also mailing this Proxy Statement and a voting instruction card to participants in the Fortune Brands Retirement Savings Plan, the Fortune Brands Hourly Employee Retirement Savings Plan, and the Future Brands LLC Retirement Savings Plan who invest in the Fortune Brands Stock Fund under the Plans. The Trustee of the Plans, as record holder of Fortune Brands’ common stock held in the Plans, will vote whole shares attributable to your interest in the Fortune Brands Stock Fund in accordance with your directions given on the proxy card, by telephone or the Internet. If you invest in the Fortune Brands Stock Fund under the Plans and you sign and return the enclosed proxy card, we will forward it to the Trustee of the Plans. The proxy card will serve as instructions to the Trustee to vote the whole shares attributable to your interest in the manner you indicate on the card.

Item1

ELECTION OF DIRECTORS

The Board of Directors (the “Board”) currently consists of 10 members and is divided into three classes, each having three-year terms that expire in successive years. The term of office of directors in Class III expires at the 2007 Annual Meeting. The Board proposes that the three nominees described below, each of whom are currently serving as Class III directors, be re-elected to Class III for a new term of three years expiring at the 2010 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Proxies cannot be voted for more than the number of nominees proposed for re-election. All nominees and all current Class I and Class II directors were elected by the stockholders, except for Mr. A. D. David Mackay, who was elected by the Board effective January 13, 2006, and Mr. Richard A. Goldstein, who was elected by the Board effective December 1, 2006. In accordance with the Company’s Corporate Governance Principles and the Company’s retirement age policy, Mr. Gordon R. Lohman will retire from the Board immediately following the 2007 Annual Meeting of Stockholders.

Fortune Brands has adopted a majority vote by-law provision relating to the election of directors. Under this policy, in non-contested elections, if a director fails to win a majority of affirmative votes for his or her election, the director must tender his or her resignation from the Board promptly after the certification of the stockholder vote. The Board will decide within 90 days of that certification, through a process managed by the Nominating and Corporate Governance Committee and excluding the nominee in question, whether to accept the resignation. The Board’s explanation of its decision will be promptly disclosed in a filing with the Securities and Exchange Commission (the “SEC”).

Each of the nominees has consented to be named as a nominee. If any of them should become unavailable to serve as a director (which is not now expected), the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

The names of the nominees and Class I and Class II directors, along with their present positions, their principal occupations during the past five years, directorships held with other corporations, their ages and the year first elected as a director, are set forth below.

Name	Present positions and offices with the Company, principal occupations during the past five years and other directorships	Age	Year first elected director

NOMINEES FOR DIRECTORS – CLASS III DIRECTORS – TERM EXPIRING 2010

Anne M. Tatlock	Retired since December 2006; Chairman and Chief Executive Officer of Fiduciary Trust Company International from 2000-2006. A Director, Vice Chairman, and member of the Office of the Chairman of Franklin Resources, Inc. Also a director of Merck & Co., Inc.	67	1996

Norman H. Wesley	Chairman of the Board and Chief Executive Officer of Fortune Brands, Inc. since December 1999. Also a director of RR Donnelley & Sons Company, Pactiv Corporation and ACCO Brands Corporation.	57	1999

Peter M. Wilson	Retired since March 2004; Chairman of Gallaher Group Plc prior thereto. Also a director of Kesa Electricals plc.	65	1994

CLASS I DIRECTORS – TERM EXPIRING 2008

Richard A. Goldstein	Retired since May 2006; Chairman and Chief Executive Officer of International Flavors & Fragrances Inc. from June 2000. Also a director of Interpublic Group and Fiduciary Trust Company International.	65	2006

Pierre E. Leroy	Retired since 2005; President, Worldwide Construction & Forestry Division and Worldwide Parts Division of Deere & Company from December 2003 to 2005; President, Worldwide Construction & Forestry Division and John Deere Power Systems from 2000 to December 2003. Also a director of ACCO Brands Corporation, Capital One Financial Corporation and Nuveen Investments, Inc.	58	2003

A.D. David Mackay	Chief Executive Officer of Kellogg Company since December 2006; President and Chief Operating Officer from September 2003 to December 2006; Executive Vice President of Kellogg Company prior thereto. Also a director of Kellogg Company.	51	2006

CLASS II DIRECTORS – TERM EXPIRING 2009

Patricia O. Ewers	Retired since July 2000; President of Pace University prior thereto. Also a director of ACCO Brands Corporation.	71	1991

Eugene A. Renna	Retired since January 2002; Executive Vice President of Exxon Mobil Corporation from August 2001 to January 2002; Senior Vice President from December 1999 to August 2001. Also a director of Ryder System, Inc.	62	1998

David M. Thomas	Retired since March 2006; Executive Chairman of the Board of IMS Health Incorporated from January 2005 through March 2006; Chairman of the Board and Chief Executive Officer from November 2000 until January 2005. Also a director of Interpublic Group.	57	2000

The Board of Directors recommends that you vote FOR election of each nominee.

CLASS I DIRECTOR – RETIRING AFTER 2007 ANNUAL MEETING

Gordon R. Lohman	Retired since 1999; Former Chairman and Chief Executive Officer of Amsted Industries Incorporated. Also a director of Ameren Corporation and ACCO Brands Corporation.	72	1990

Meetings of the Board and Committees

Last year there were six meetings of the Board. Each director attended at least 75% of the total meetings of the Board and committees of the Board of which the director was a member. In addition to participation at Board and committee meetings, our directors discharge their responsibilities throughout the year through personal meetings and other communications, including considerable telephone contact with the Chairman and others regarding matters of interest and concern to the Company.

Stock Ownership of Board Members

For information on the beneficial ownership of securities of the Company by directors and executive officers, see “Certain Information Regarding Security Holdings” on pages 55 and 56.

Director Independence

The Board has adopted Corporate Governance Principles to address significant issues of corporate governance, including Board composition and responsibilities, compensation of directors and executive succession planning. The Corporate Governance Principles provide that a majority of the members of the Board and each member of the Audit, Compensation and Stock Option and Nominating and Corporate Governance Committees, must meet certain criteria for independence. Based on the New York Stock Exchange independence requirements, the Corporate Governance Principles (which are available on our website, www.fortunebrands.com) set forth certain guidelines to assist the Board in its determination of director independence. Section A.3 of the Corporate Governance Principles states:

“A director shall be considered independent only if the Board of Directors affirmatively determines that the director has no material relationship with the Company, either directly or as a partner, stockholder, director or officer of an organization that has a material relationship with the Company.

Under no circumstances shall any of the following persons be considered an independent director for purposes of this guideline:

(a)	any current employee of the Company, its subsidiaries, or the Company’s independent auditors;

(b)	any former employee of the Company or its subsidiaries until 3 years after the employment has ended (health, pension and other benefits generally available to retirees shall be deemed to be immaterial to director independence);

(c)	any person who (1) is a current partner or employee of the firm that is the Company’s internal or external auditor; (2) has been within the last 3 years or has an immediate family member that has been within the last 3 years a partner or employee of such firm and worked on the Company’s audit during that time; or (3) has an immediate family member who is currently or within the last 3 years has been an employee of such firm and participates in the audit, assurance or tax compliance (but not tax planning) practice;

(d)	any person who is employed as an executive officer by another company on whose compensation committee one of the Company’s executive officers serves or has served during the prior 3 years;

(e)	any person who receives, or who in any twelve month period within the last 3 years has received, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on future service);

(f)	any person who is an executive officer or an employee of a company that makes payments to, or receives payments from, the Company for property or services in an amount that exceeds, in any of the last 3 fiscal years, the greater of $1 million or 2% of the other company’s consolidated gross revenues;

(g)	any person who is an executive officer of a tax exempt organization, if within the preceding 3 years, contributions in any single fiscal year from the Company exceeded the greater of $1 million or 2% of such tax exempt organization’s consolidated gross revenues (provided, however, that contributions made pursuant to the Company’s Charitable Awards Program upon a director’s death are deemed immaterial); and

(h)	any person who has an immediate family member (as defined by the New York Stock Exchange Listed Company Manual) who falls into one of the previous seven categories.

In making its independence determinations, the Board of Directors will perform a subjective evaluation of independence in light of the totality of the circumstances with respect to each situation. This subjective evaluation will not be limited to the eight factors set forth above.”

During 2006, all of the non-employee members of the Board (that is, Messrs. Goldstein, Hays, Leroy, Lohman, Mackay, Renna, Reyes, Thomas and Wilson, Mrs. Tatlock and Dr. Ewers) were affirmatively determined by the Board to be independent, as defined in the New York Stock Exchange Listed Company Manual and the Company’s Corporate Governance Principles. All of the current non-employee members of the Board (that is, Messrs. Goldstein, Leroy, Lohman, Mackay, Renna, Thomas and Wilson, Mrs. Tatlock and Dr. Ewers) have been affirmatively determined by the Board to be independent pursuant to the same rules and guidelines. When determining each director’s independence, the Board considered charitable contributions made by the Company to organizations with which each director is affiliated. All such charitable relationships were deemed immaterial. In addition, with respect to the independence determination regarding Mr. Goldstein, the Nominating and Corporate Governance Committee and the Board considered transactions between the Company and International Flavors & Fragrances Inc. (“IFF”). Mr. Goldstein, who was elected to our Board effective December 1, 2006, was the Chairman and Chief Executive Officer of IFF until May 2006. During 2006, a subsidiary of the Company acquired approximately $2.4 million of products from IFF. The Nominating and Corporate Governance Committee and the Board determined that Mr. Goldstein’s interest in these transactions was immaterial because (1) such amount comprised less than 0.13% of IFF’s gross revenues for 2005 (the most recent year for which full-year financial statements were available at that time) and (2) Mr. Goldstein owned only a small percentage (less than 2%, assuming full exercise of his options) of outstanding IFF stock. In addition, Mr. Hays had only an immaterial relationship with the Company. Mr. Hays, who retired in April 2006, was a former employee of the Company and continued to receive health, pension and other benefits generally available to retirees. The Board determined that Mr. Hays’ continuing retiree benefits constituted an immaterial relationship and he was determined to be independent.

Other than as discussed above regarding Messrs. Goldstein and Hays, none of the non-employee directors has any relationship with the Company other than being a director and stockholder, or any transaction or arrangement that interferes with each director’s independence. Mr. Gordon R. Lohman was elected as Lead Director to preside at all executive sessions of the Board.

Audit Committee Financial Expert

Each member of the Audit Committee, as of the date of this Proxy Statement (Messrs. Goldstein, Leroy, Mackay and Thomas and Mrs. Tatlock), is financially literate, has accounting or financial management expertise and is an audit committee financial expert as defined in Item 407(d)(5)(ii) and (iii) of Regulation S-K under the Securities Exchange Act of 1934 (the “Exchange Act”). Each Audit Committee member has also been determined by our Board to be independent as such term is defined in Item 407(a) of Regulation S-K under the Exchange Act, Rule 10a-3 under the Exchange Act, the New York Stock Exchange Listed Company Manual and the Company’s Corporate Governance Principles.

Stockholder Communication

The Board and management encourage communication from the Company’s stockholders. Stockholders who wish to communicate with the Company’s management should direct their communication to the Chairman and Chief Executive Officer or the Secretary, 520 Lake Cook Road, Deerfield, Illinois 60015. Stockholders, or other interested parties, who wish to communicate with the non-management directors or any individual director should direct their communication c/o the Secretary at the address above. The Secretary will forward communications intended for the Board to the Lead Director, or, if intended for an individual director, to that director. If multiple communications are received on a similar topic, the Secretary may, in his discretion, forward only representative correspondence. Any communications that are abusive, in bad taste or present safety or security concerns may be handled differently.

Annual Meeting Attendance

The Company does not have a formal policy requiring members of the Board to attend the Annual Meeting, although all directors are strongly encouraged to attend. Nine of the ten directors were present at the 2006 Annual Meeting of Stockholders.

Committees

The Board has established an Executive Committee, an Audit Committee, a Compensation and Stock Option Committee, a Nominating and Corporate Governance Committee and a Corporate Responsibility Committee. The Audit, Compensation and Stock Option, and Nominating and Corporate Governance Committees are composed entirely of independent directors, as defined under the New York Stock Exchange Listed Company Manual and the Company’s Corporate Governance Principles. The charters of each committee, the Company’s Corporate Governance Principles, the Company’s Code of Business Conduct and Ethics and the Company’s Code of Ethics for the CEO and Senior Financial Officers are available on the Company’s website (www.fortunebrands.com) and in print to any stockholder upon request.

A list of current Committee memberships may be found on the Company’s website at www.fortunebrands.com. The Committee memberships as of the date of the Proxy Statement are set forth below.

Executive Committee
Members	Messrs. Lohman, Renna, Wilson and Wesley (Chair) and Mrs. Tatlock

Number of Meetings Last Year	None

Primary Functions

        Has all the power of the full Board except for specific powers, which by law must be exercised by the full Board. The Executive Committee may not amend the Certificate of Incorporation, adopt an agreement of merger, recommend actions for stockholder approval, amend the by-laws, elect, appoint or remove an officer or director, amend or repeal any resolutions of the Board, fix the Board’s compensation, and unless expressly authorized by the Board, declare a dividend, authorize the issuance of stock or adopt a certificate of ownership and merger.

Audit Committee
Members	Messrs. Goldstein, Leroy, Mackay and Thomas (Chair) and Mrs. Tatlock

Number of Meetings Last Year	Six. The Committee also held four teleconferences to review and discuss earnings announcements.

Primary Functions

1.    Retains, subject to stockholder ratification, a firm of independent auditors to audit our financial statements and approves the scope of the firm’s audit;

2.    Reviews reports and recommendations of our independent auditors;

3.    Reviews the scope of all internal audits and related reports and recommendations;

4.    Pre-approves all audit and non-audit services provided by our independent auditors;

5.    Monitors integrity of financial statements;

6.    Monitors compliance with financial reporting requirements;

7.    Monitors the independence and performance of our independent auditors and the performance of our internal auditors;

8.    Discusses the Company’s financial statements and its quarterly and annual reports to be filed with the Securities Exchange Commission (the “SEC”);

9.    Reviews the Company’s policies regarding risk assessment and risk management;

10. Reviews the Company’s compliance programs;

Audit Committee Primary Functions Cont’d.

11. Reviews and approves related person transactions and conflicts of interest involving directors, executive officers and first-tier operating company chief executive officers; and

12. Establishes procedures for receiving and responding to concerns regarding accounting and auditing matters.

Compensation and Stock Option Committee
Members	Dr. Ewers and Messrs. Leroy, Lohman (Chair), Renna and Wilson

Number of Meetings Last Year	Five

Primary Functions

1.    Administers our Long-Term Incentive Plans;

2.    Designates key employees who may be granted stock options, performance awards and other stock-based awards;

3.    Designates the number of shares that may be granted to a key employee, within specified limits;

4.    Reviews and approves compensation and goals for the Chief Executive Officer and evaluates his or her performance, in consultation with the Company’s independent directors;

5.    Sets compensation for our officers who hold the office of Vice President or a more senior office and recommends compensation levels for the chief executive officers of our operating subsidiaries;

6.    Determines the incentive compensation award for those senior officers under the Annual Executive Incentive Compensation Plan;

7.    Retains any compensation consultants to assist in the evaluation of senior executive compensation and benefits;

8.    Oversees management’s administration of supplemental retirement and other benefit arrangements, compensation agreements and severance agreements for executive officers; and

9.    Reviews and approves the Compensation Discussion & Analysis and Compensation Report to be included in the Proxy Statement.

Nominating and Corporate Governance Committee
Members	Messrs. Lohman, Renna and Thomas and Mrs. Tatlock (Chair)

Number of Meetings Last Year	Five

Primary Functions	1. Recommends nominees for election as members of the Board;

2.    Recommends directors for membership on the Audit Committee, Compensation and Stock Option Committee, Corporate Responsibility Committee and Nominating and Corporate Governance Committee, including their Chairpersons;

3.    Recommends directors and executive officers for membership on other committees established by the Board;

4.    Recommends compensation arrangements for non-employee directors;

5.    Develops and recommends a set of corporate governance principles designed to foster an effective corporate governance environment;

6.    Administers non-employee director stock and stock option plans;

7.    Reviews the charters of Board committees; and

8.    Manages the performance review process of the Board, its committees and management.

Corporate Responsibility Committee
Members	Dr. Ewers (Chair), Messrs. Goldstein, Mackay, Wilson and Clarkson Hine (Vice President-Corporate Communications)

Number of Meetings Last Year	Three

Primary Functions

        Reviews and recommends to the Board policies on the Company’s responsibilities to its employees and the community, such as: employee safety; diversity and equal opportunity; philanthropic activities; and the effect of Company operations on the environment.

Policies with Respect to Transactions with Related Persons

During 2006, the Company did not participate in any transactions in which any of the director nominees, Class I and II directors, executive officers, any beneficial owner of more than 5% of the Company’s common stock, nor or any of their immediate family members, had a material direct or indirect interest. In addition, none of director nominees, Class I and II directors, executive officers or any of their immediate family members is or has been indebted to the Company.

The Nominating and Corporate Governance Committee and the Board have adopted a Code of Business Conduct and Ethics which sets forth various policies and procedures intended to promote the ethical behavior of all of the Company’s employees, officers and directors. The Code of Business Conduct and Ethics describes the Company’s policy on conflicts of interest. The Board has also established a Compliance Committee which is responsible for monitoring compliance with the Code of Conduct. The Compliance Committee periodically reports the Company’s compliance efforts to the Audit Committee and to the Board.

The Board has also established a Conflicts of Interest Committee which distributes a Conflicts of Interest Policy to all of the Company’s employees, officers and directors. The Conflicts of Interest Policy describes the types of relationships that may constitute a conflict of interest with the Company. All employees, officers and directors are required to periodically complete a questionnaire about potential conflicts of interest and certify compliance with the Company’s policy. The Conflicts of Interest Committee reviews potential conflicts of interest and reports its findings to the Audit Committee.

The executive officers and the Board are also required to complete a questionnaire on an annual basis which requires them to disclose any related person transactions and potential conflicts of interest. The General Counsel reviews the responses to the questionnaires and if a transaction is reported by an independent director or executive officer, the questionnaire is submitted to the Chairperson of the Audit Committee for review. If necessary, the Audit Committee, will determine whether the relationship is material and will have any effect on the director’s independence. After making such determination, the Audit Committee will report their recommendation on whether the transaction should be approved or ratified by the entire Board. The Audit Committee reviews related person transactions on an annual basis.

Director Nomination Process

The Nominating and Corporate Governance Committee (the “Nominating Committee”) develops and implements policies and procedures by which the Board exercises its duties for overseeing the performance of the Company. Specific duties and responsibilities of the Nominating Committee include annually assessing the size and composition of the Board and its committees, defining director qualifications, as well as criteria for director independence and the selection of director candidates to be recommended to the Board. The Nominating Committee also performs succession planning for the Company’s executives.

The Nominating Committee, when identifying and evaluating candidates, first determines whether there are any evolving needs of the Board that require an expert in a particular field. The Nominating Committee may then retain a third-party search firm to locate candidates that meet the needs of the Board at that time. The firm provides information on a number of candidates, which the Nominating Committee discusses. The Nominating Committee chair and some or all of the members of the Nominating Committee will interview potential candidates that are deemed appropriate. If the Nominating Committee determines that a potential candidate meets the needs of the Board, has the qualifications, and meets the standards set forth in the Company’s Corporate Governance Principles, it will vote to recommend to the Board the nomination of the candidate.

The Nominating Committee believes that it is necessary for our directors to possess many qualities and skills. When searching for new candidates, the Nominating Committee considers the evolving needs of the Board and searches for candidates that fill any future gap. The Nominating Committee believes that all directors must possess a considerable amount of business management and educational experience as well as meet the standards established by the Nominating Committee as set forth in the Company’s Corporate Governance Principles. In developing these standards, the Nominating Committee considers issues of judgment, diversity, background, stature, conflicts of interest, integrity, ethics and commitment to the goal of maximizing stockholder value. In considering candidates for the Board, the Nominating Committee considers the entirety of each candidate’s credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, the individual’s contributions to the Board are also considered.

The policy of the Nominating Committee is to consider director candidates recommended by stockholders, if properly submitted to the Company. Stockholders wishing to recommend persons for consideration by the Nominating Committee as nominees for election to the Board can do so by writing to the Secretary of Fortune Brands, Inc. at 520 Lake Cook Road, Deerfield, Illinois 60015. Recommendations must include the proposed nominee’s name, biographical data and qualifications, as well as a written statement from the proposed nominee consenting to be named and, if nominated and elected, to serve as a director. Our Restated Certificate of Incorporation also contains a procedure for direct nomination of directors by stockholders (see pages 57 and 58 of this Proxy Statement). The Nominating Committee will consider the candidate and the candidate’s qualifications in the same manner in which it evaluates nominees identified by the Nominating Committee. The Nominating Committee may contact the stockholder making the nomination to discuss the qualifications of the candidate and the stockholder’s reasons for making the nomination. The Nominating Committee may then interview the candidate if it deems the candidate to be appropriate. The Nominating Committee may use the services of a third-party search firm to provide additional information about the candidate prior to making a recommendation to the Board.

The Nominating Committee’s nomination process for stockholder-recommended candidates and all other candidates is designed to ensure that the Nominating Committee fulfills its responsibility to recommend candidates that are properly qualified to serve the Company for the benefit of all of its stockholders, consistent with the standards established by the Nominating Committee under the Company’s Corporate Governance Principles.

Director Compensation

Name*	Fees Earned or Paid in Cash ($) (1)(2)(3)	Stock Awards ($)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)(7)	All Other Compensation ($)(8)(9)	Total ($)
Patricia Ewers	$85,000	$104,958	n/a	n/a	$87,872	$3,437	$281,267
Richard A. Goldstein**	$6,458	$0	n/a	n/a	n/a	$170	$6,628
Thomas Hays***	$23,333	$0	n/a	n/a	n/a	$2,567	$25,900
Pierre Leroy	$77,500	$104,958	n/a	n/a	n/a	$105,785	$288,243
Gordon Lohman	$85,000	$104,958	n/a	n/a	$116,695	$3,437	$310,090
A.D. David Mackay**	$73,179	$104,958	n/a	n/a	n/a	$3,082	$181,219
Eugene Renna	$70,000	$104,958	n/a	n/a	n/a	$6,299	$181,257
J. Christopher Reyes****	$43,750	$104,958	n/a	n/a	n/a	$324	$149,032
Anne Tatlock	$92,500	$104,958	n/a	n/a	$19,592	$2,345	$219,395
David Thomas	$92,500	$104,958	n/a	n/a	n/a	$3,285	$200,743
Peter Wilson	$70,000	$104,958	n/a	n/a	n/a	$1,299	$176,257

*	Although Mr. Wesley also serves as a member of the Board, he does not receive any additional compensation for such service.
**	Fees are prorated based on election dates.
***	Fees are prorated based on retirement date of April 25, 2006.
****	Fees are prorated based on resignation date of June 30, 2006.

(1)	During 2006, each non-employee director of the Company was paid an annual fee of $70,000 for services as a director. The cash compensation paid to Messrs. Goldstein, Hays and Mackay was prorated based on their date of resignation or election. Also, during 2006, members of the Audit Committee (Messrs. Goldstein, Leroy, Mackay, Reyes and Thomas and Mrs. Tatlock) received an additional $7,500 for their service on that Committee and the chairperson of each of the Audit, Compensation and Stock Option, Corporate Responsibility and Nominating and Corporate Governance Committees (Mr. Thomas, Mr. Lohman, Dr. Ewers and Mrs. Tatlock, respectively) received an additional $15,000.

(2)	Non-employee directors have the right to elect to receive their cash compensation in Company common stock pursuant to the terms of the 2005 Non-Employee Director Stock Plan. At this time, none of the directors have elected to receive their compensation in Company common stock. Prior to his resignation from the Board in June of 2006, Mr. Reyes elected to receive his cash compensation in Company common stock and this amount is included in the “Fees Earned” column.

(3)	The Company has an agreement with Mr. Lohman to defer payment of the fees to which he is entitled as a director, including any fees for committee service, until the January following his retirement from the Board. Interest on the deferred amounts is accrued quarterly based on the average quarterly treasury bill rate. Mr. Lohman will retire from the Board immediately following the 2007 Annual Meeting and his deferred fees will be paid to him in January 2008.

(4)	During 2006, each non-employee director received 1,400 shares of our common stock under the 2005 Non-Employee Director Stock Plan. In accordance with FAS 123R, the grant date fair value was $74.97. The Company has an agreement with Mr. Lohman to defer payment of these shares until the January following his retirement from the Board. While receipt of the shares is deferred, dividends are also deferred and accrue interest quarterly from the dates such dividends would have been paid at a rate equal to the average quarterly treasury bill rate.

(5)	The aggregate number of outstanding stock options held by the non-employee directors (including retired directors) under the non-employee director stock option plans was 142,726 as of December 31, 2006. See “Certain Information Regarding Security Holdings” on pages 55 and 56 of this Proxy Statement for the number of stock options held by each current director as of February 15, 2007.

(6)	The “Change in Pension Value” column includes the change in the present value of the retirement benefits available to Mr. Lohman, Mrs. Tatlock and Dr. Ewers. These estimates were calculated by first determining the difference between the directors’ fees in effect during 2005 and 2006. Under the Plan, directors elected prior to 1997, will receive an annual retirement benefit equal to the director’s fee at the time of retirement multiplied by the director’s years of service up to 1997, the year in which the accrual of years of service under the Plan was frozen.

(7)	Each non-employee director who was elected to the Board prior to April 30, 1997 (Mr. Lohman, Mrs. Tatlock and Dr. Ewers) and who voluntarily retires or decides not to stand for re-election as a director will receive an annual retirement benefit equal to the annual director’s fee in effect at the time of retirement. This amount will be paid for as many years as the director served on the Board. This amount does not include fees for committee service or for service on subsidiaries’ boards of directors. The retirement benefit is payable beginning in the year in which the director retires or attains age 65, whichever occurs later. In the event of the director’s death after retirement, the remainder of the director’s unpaid benefit is paid to the director’s beneficiary in a single lump sum. This benefit was terminated for non-employee directors elected after April 30, 1997 and the Non-Employee Director Stock Option Plan (the predecessor to the 2002 Non-Employee Director Stock Option Plan) was adopted as a substitute for this retirement benefit program. Non-employee directors elected prior to April 30, 1997 had the option to continue to receive years of credit for the retirement benefit or to receive an annual option grant under the Non-Employee Director Stock Option Plan. All of the directors elected to receive an annual option grant and none of these directors continue to accrue additional years of credit under the retirement benefit program.

(8)	Directors traveling on Company business are covered by our business travel accident insurance policy which generally covers all Company employees and directors. We also pay the cost of group life insurance coverage for non-employee directors.

(9)	Directors are covered under our matching gift program. Under this program, the Company makes a 100% match of gifts totaling up to $5,000 annually by the director to an eligible charitable institution. In addition, current directors elected prior to December 9, 2003 who are not officers or employees of the Company are covered under our charitable award program for non-employee directors. Although elected prior to December 9, 2003, Mr. Wilson does not participate in this program. Mr. Mackay, Mr. Goldstein and Mr. Wesley also do not participate in this program. All other directors participate in this program. Under the program, the Company makes contributions of up to $500,000 on behalf of each director to a charitable, educational or other qualified organization designated by the director. The contribution is made after the death of the director. For Mr. Leroy, $100,000 is included in the “All Other Compensation” column, which reflects the only cost incurred by the Company for 2006 relating to this program. This $100,000 expense was not paid to Mr. Leroy, but was an accounting accrual that reflects the Company’s obligation to make the charitable contribution. No additional accruals were made for other directors during 2006. Since Mr. Reyes served as a member of the Board for less than five years, the Company will not make a contribution on his behalf. On December 9, 2003, the Board approved the elimination of this program. All directors, except Messrs. Goldstein, Mackay, Wesley and Wilson are still covered under this program.

2002 Non-Employee Director Stock Option Plan. The 2002 Non-Employee Director Stock Option Plan expired on December 31, 2006; however, the Board suspended the annual stock option grant for all non-employee directors prior to the Plan’s expiration. During 2006, no stock options were granted to non-employee directors. Under the terms of the Plan and prior to its suspension, each non-employee director who was first elected to the Board after April 30, 1997 was eligible to receive an annual grant of nonqualified stock options to purchase 2,500 shares of our common stock under our stockholder-approved 2002 Non-Employee Director Stock Option Plan. The terms of the options granted under this plan are:

(i)	the option price per share is not less than fair market value at the time the option was granted;

(ii)	the option does not become exercisable until the holder has been a director for at least one year after the date of grant (except in the case of death or a change in control of the Company) and may generally be exercised for ten years from the date of grant;

(iii)	if the holder ceases to be a director by reason of death, disability or retirement after five or more years of service, the option will continue to be exercisable until the expiration date set forth in the option agreement, provided that an option may be exercised within one year from the date of death even though beyond the expiration date;

(iv)	if the holder ceases to be a director for any other reason, the option shall terminate and cease to be exercisable 30 days after cessation of service, except in the event of a change in control of the Company; and

(v)	The 2002 Non-Employee Director Stock Option Plan provides that each option has a limited right that, in the event of a change in control of the Company, is exercised automatically unless the Nominating Committee determines that the limited right is exercisable at some other time. This limited right entitles the holder of the option to receive cash equal to the number of shares subject to the option multiplied by the difference between the exercise price per share and the greater of:

(a)	the highest price per share paid for shares of our common stock acquired in the change in control; and

(b)	the highest market value of shares of our common stock during the 60-day period beginning on the date of the change in control.

The option will be canceled to the extent of the exercise of the limited right.

Section 16(a) Beneficial Ownership Reporting Compliance

Each director and executive officer of the Company who is subject to Section 16 of the Exchange Act is required to file reports regarding their ownership and changes in their ownership of our equity securities with the SEC. Reports received by the Company indicate that all these directors and executive officers have filed all requisite reports with the SEC on a timely basis during or for 2006.

Compensation And Stock Option Committee Report

The Compensation and Stock Option Committee (the “Compensation Committee”) has reviewed and discussed the Compensation Discussion and Analysis with management and based on the review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and the Company’s Proxy Statement.

Compensation and Stock Option Committee

Gordon R. Lohman, Chairman
Patricia O. Ewers
Pierre E. Leroy
Eugene A. Renna
Peter M. Wilson

COMPENSATION DISCUSSION AND ANALYSIS

The Company’s executive compensation program is designed to attract, motivate and retain talented executives so the Company can produce outstanding results and maximize return to stockholders. The program is rooted in the pay-for-performance principle. The program is designed and approved by the Compensation Committee, which consists entirely of independent Board members.

Executive Compensation Objectives

The Company’s executive compensation objectives are to:

•	pay competitive levels of salary and total compensation;
•	link executive pay to Company performance; and
•	align the interests of management with the interests of stockholders.

Elements of Fortune Brands’ Compensation Program

The Company’s executive compensation program consists of six basic elements:

•	base salary;
•	annual incentive bonuses;
•	long-term incentives;
•	retirement benefits;
•	health and related benefits; and
•	perquisites.

Allocation of compensation among these elements is designed to provide the appropriate mix of:

•	short-term incentives and long-term incentives;
•	cash compensation and equity compensation; and
•	current compensation and retirement and other benefits.

The Company’s goal for total direct compensation, which consists of base salary, annual incentive bonuses and long-term incentives, is to be in the 50th to 75th percentile of the Survey Group (described on page 22). Base salary and annual incentive bonuses make up approximately one-third of total direct compensation. The remaining two-thirds is long-term incentive compensation. The focus on long-term incentives is designed to motivate management to generate successful results for the Company over the long-term.

Base Salary

When determining base salary levels for the Chief Executive Officer and other named executive officers the Compensation Committee evaluates base salary levels of similar positions in the Survey Group. Base salaries recognize and reward individual experience, sustained job performance and individual skills.

Annual Incentive Bonuses

The Company’s Annual Executive Incentive Compensation Plan is a cash-based, pay-for-performance annual incentive plan. It was approved by stockholders in 2002 and is subject to re-approval at the Annual Meeting as described on pages 39 through 41 of this Proxy Statement. The plan covers Vice Presidents and more senior officers. The annual incentive plan rewards the achievement of actual earnings per share growth that meets or exceeds earnings per share growth targets set by the Compensation Committee at the beginning of each year. The terms of the plan are more fully described on pages 26 and 27 of this Proxy Statement.

The Company believes that earnings per share growth is an appropriate measure for annual incentive bonuses because it provides the executives with an incentive to achieve favorable current results, while also producing long-term growth for the Company. Actual earnings per share targets are derived from analyzing and setting operating income growth goals for each of the Company’s operating companies, and then calculating an overall earnings per share growth target. In setting operating company growth goals, the Company considers the historical performance of competitors in each industry in which the Company does business.

Long-Term Incentives

All long-term incentive payment opportunities are performance-based. Long-term incentives provided by the Company consist of 1) stock options, and 2) performance share awards (based on a three-year performance period) along with dividend equivalents on earned performance shares. The terms of the long-term incentive awards are more fully described on pages 27 through 29 of this Proxy Statement. Generally, long-term incentives are allocated one-third to performance shares and two-thirds to stock options. The Compensation Committee believes this mix is appropriate and provides an adequate incentive to management to perform well for stockholders.

The Company designs its long-term incentive plans to ensure that incentive compensation reflects the profitability of the Company and the performance of the Company’s common stock. The Company offers a combination of awards, each intended to reward specified results. These awards promote a long-term view, reward long-term positive performance of the Company, and are intended to align executives’ interests with stockholders’ interests.

Stock Options

Stock options comprise approximately two-thirds of the total long-term incentive grant for individual named executive officers. The Company awards stock options because it believes they serve a valuable purpose in aligning executive officers’ interests with stockholders’ interests. Quite simply, executives do not benefit unless the Company’s stockholders benefit. Because stock options vest over time, they serve not only as an incentive for superior performance, but also as a retention device. The Company generally receives an income tax deduction when an executive exercises a stock option.

The Company has not timed grants of options in coordination with the release of non-public information nor has it timed its release of non-public information for the purpose of affecting the value of executive compensation. In 2006, the Compensation Committee determined the exercise price of stock options by using the greater of (a) the mean between the highest and lowest quoted selling prices for the Company’s common stock on the New York Stock Exchange, and (b) the quoted closing price for such stock on the New York Stock Exchange, each as of the day prior to the date of grant. Because stock options were granted at a meeting held before the New York Stock Exchange opened for the day, the prior day’s stock prices were used because they were the most current fair market values available to the Compensation Committee.

The Company’s 2003 Long-Term Incentive Plan allows the Compensation Committee to delegate to an officer the authority to grant stock options to employees (other than members of senior management), provided that the Compensation Committee determines the aggregate number of stock options to be awarded and their terms and conditions. The Company’s practice had been that the Chief Executive Officer granted stock options to employees at the same time the Compensation Committee granted options to senior management. However, in 2006, the Compensation Committee decided to no longer delegate stock option grant authority and instead grant stock options itself for all employees.

The Company is proposing that stockholders approve a new Long-Term Incentive Plan with substantially similar terms to the existing 2003 Long-Term Incentive Plan (refer to pages 41 through 48 of this Proxy Statement).

Performance Share Awards

Performance share awards provide executives with an opportunity to earn shares of Company common stock if the Company achieves specified performance targets over a three-year performance period. The Company believes that it is appropriate to award performance shares to executives because they are complementary to, and therefore provide different incentives than, stock option awards in two respects. First, the shares are only earned if the performance targets are met. Second, the performance shares provide incentive and retention even in a down market so long as the Company continues to meet its financial objectives. The Company receives an income tax deduction when an executive recognizes taxable income on performance shares.

Performance shares are earned based on achievement of average return on invested capital and cumulative earnings per share growth targets. Return on invested capital and earnings per share growth targets are derived from analyzing and setting operating goals for each of the Company’s operating companies, and then calculating overall targets for the Company. These two performance measures are used because we believe they drive long-term stockholder value creation, one capturing growth (earnings per share) and the other capturing returns (return on invested capital).

Prior to 2006, performance share awards were based on earnings per share growth and return on equity targets. In 2006, the Compensation Committee determined that return on invested capital should replace return on equity as a measure for performance share awards because of return on invested capital’s broader inclusion of debt as well as equity in capital employed.

No performance shares will be paid unless at least 90% of the targeted consolidated return on invested capital and cumulative diluted earnings per share are achieved. The following matrix shows the percentage of the target number of shares that will be paid to an executive for a given level of performance during the 2006-2008 performance period:

Diluted Cumulative EPS		% of Performance Shares Earned
	Maximum	100	125	150
	Target	75	100	125
	Minimum (90% of target)	50	75	100
		Minimum	Target	Maximum
		(90% of target)

		Average Annual ROIC

The earnings per share and return on invested capital goals set by the Compensation Committee for the 2006-2008 period are rigorous and were set sufficiently high to require superior performance for target and maximum payouts.

To illustrate that the Company has a practice of setting rigorous targets for performance share awards, the following table discloses minimum, target and maximum goals for the 2004 to 2006 performance period:

Metric	Minimum	Target	Maximum
Cumulative earnings per share	$12.08	$13.29	$14.54

Average annual return on equity	18.6%	20.6%	22.6%

The goals in the chart above were adjusted to exclude the office products as a result of the divestiture of that business in 2005. In addition, the goals were increased to reflect the acquisition of the spirits and wine brands in 2005.

If minimum performance share award measures are met, executive officers who receive performance awards will earn cash dividend equivalents equal to the cash dividends that would have been paid on the shares had the recipient owned the shares during the performance period. Dividend equivalents are not paid until the performance period has ended.

Retirement Benefits

The Company believes that it is appropriate to provide retirement benefits to executives in order to recruit and retain executives. The Company provides retirement benefits to executives through a combination of a tax-qualified pension plan, a tax-qualified defined contribution plan and a nonqualified defined benefit and defined contribution plan. The Company also believes that it is appropriate to provide nonqualified plan benefits to make executives whole for the amount of benefit they would have received under the qualified plans but for the limitations on contributions and benefits imposed by the Internal Revenue Code. The nonqualified plan provides supplemental pension and profit sharing benefits that allow these executives to receive contributions and benefits at the same rate applicable to other participants under the qualified plans.

Certain executives are not eligible to participate in the tax-qualified pension plan. As a result, these executives’ entire pension is provided on a nonqualified basis.

In addition, prior to 1999 certain executive officers were granted, and continue to be covered by, a pension formula not generally available to all employees. The Compensation Committee eliminated this benefit program for any new executives in 1999. The amount of benefits provided by each retirement plan and the pension formulas applicable to named executive officers are described in more detail on pages 29 through 31 of this Proxy Statement.

The Compensation Committee believes that it is appropriate to continue the policy of previous board compensation committees and contribute annually to employee grantor trusts to secure the supplemental retirement benefits of certain executives. These trusts have been approved by stockholders. They are described in more detail on pages 24 and 30 through 31 of this Proxy Statement.

Health and Related Benefits

The Company’s health and related plans include medical, dental, life, disability, accidental death and dismemberment and travel accident coverage. The Company’s health and related benefit programs are designed to be competitive with other large corporations. The majority of health and related benefits provided to executive officers are offered through broad-based plans applicable to all employees.

Perquisites

The Company provides named executive officers with limited perquisites that are not provided to other employees in order to be competitive with perquisites provided to executives at other companies. These perquisites are described in greater detail on page 25 of this Proxy Statement.

Chief Executive Officer’s Compensation

The Compensation Committee meets in executive session to evaluate the Chief Executive Officer’s performance and determine his total compensation. After reviewing competitive compensation data provided by the Compensation Committee’s outside consultant, the Compensation Committee assessed the individual contributions of Mr. Wesley as well as Company performance relative to both pre-established goals and performance of other companies in the Survey Group.

Mr. Wesley’s salary and annual bonus place him at about the 50th percentile of chief executive officers in the Survey Group. Mr. Wesley’s performance share award and his stock options for 2006 were granted in accordance with the philosophy and practice described above for other executive officers. His long-term incentive grant placed him within the third quartile of the Survey Group (the fourth quartile being the highest).

Use of Tally Sheet

During 2006, the Compensation Committee used tally sheets to assist in analyzing Mr. Wesley’s and the other named executives’ total compensation and various elements of their compensation, including salary, annual and long-term incentive payments and retirement benefits. This assessment also included a review of compensation payable in connection with a separation of employment under various separation scenarios, such as voluntary separation, involuntary separation and separation following a change in control.

Survey Group – Executive Compensation and Company Performance

The Compensation Committee compares the Company’s executive compensation program to 29 consumer products companies with median 2005 revenue of $8.3 billion (the “Survey Group”). The Survey Group consists of companies that are either primary competitors of the Company or that are premier consumer products companies. In either case, we believe we compete with these companies for talented executives. The Survey Group consists of:

3M Company

Alberto-Culver Company

American Standard Companies Inc.

Anheuser-Busch Companies, Inc.

Armstrong Holdings Inc.

Black & Decker Corporation

The Brunswick Corporation

Campbell Soup Company

The Clorox Company

Colgate-Palmolive Company

Diageo plc

Emerson Electric Co.

General Mills, Inc.

Hershey Foods Company

Illinois Tool Works Inc.

Jacuzzi Brands, Inc.

Kellogg Company

Kohler Co.

Kraft Foods Inc.

Masco Corporation

Molson Coors Brewing Company

Nike, Inc.

Procter & Gamble Company

S.C. Johnson & Sons, Inc.

Sara Lee Corporation

The Sherwin-Williams Company

Unilever NV

Whirlpool Corporation

William Wrigley Jr. Company

The Compensation Committee also compared the Company’s performance with the performance of the Survey Group companies.

Stock Ownership Guidelines

The Company believes it is important for executive officers and directors to have a significant equity interest in the Company so that their interests are better aligned with stockholders. Therefore, the Compensation Committee has established stock ownership guidelines for executives and directors. The Compensation Committee annually reviews executives’ compliance with the Company’s stock ownership guidelines. These guidelines are:

Chairman and Chief Executive Officer	4 times salary
President and Chief Operating Officer	3 times salary
Senior Vice Presidents and First-Tier Subsidiary Chief Executive Officers	2 times salary
Vice Presidents	1 time salary
Directors	3 times annual fee

In 2006, the Company determined that all executive officers, except one Vice President who was elected to her position in 2006, exceed these guidelines. The Company has a formal policy prohibiting any director, officer or chief executive officer of a first-tier subsidiary from hedging the risk of owning Company common stock or trading in derivatives of the Company.

Tax Treatment

The Internal Revenue Code limits the income tax deduction that the Company may take for compensation paid to the Chief Executive Officer and the other named executive officers. The limit is $1 million per executive per year. However, performance-based compensation is excluded from the limitation. All compensation of named executive officers is fully tax deductible by the Company with the exception of $3,306,806, primarily due to employee grantor trust funding (described in footnote 4 to the Summary Compensation Table on page 24). The Compensation Committee intends that the annual incentive bonus, stock options and performance share awards qualify as performance-based compensation so that these awards will be deductible by the Company.

2006 COMPENSATION

It is important to note that the Summary Compensation Table below reflects many types of compensation, such as unvested stock options, that are contingent in nature and that list a value based solely on estimates. Therefore, the Chief Executive Officer and other named executives may never realize the value of certain items included under the column headed “Total”, or the amounts realized may differ materially from the amount listed in the Summary Compensation Table and related footnotes. In addition, equity compensation is reported in several different tables in this Proxy Statement. For that reason, investors should take care to not “double count” equity awards.

Summary Compensation Table

Name and Principal Position	Year	Salary($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)(4)	All Other Compensa- tion ($)(5)	Total ($)
	A	B	C	D	E	F	G	H	I
Norman H. Wesley Chairman of the Board and CEO	2006	1,166,000	0	4,309,719	2,912,885	1,553,200	401,002	455,116	10,797,922
Craig P. Omtvedt Senior Vice President and CFO	2006	575,000	0	1,762,952	1,450,612	522,200	306,412	211,530	4,828,706
Mark A. Roche Senior Vice President, General Counsel and Secretary	2006	478,000	0	1,146,902	797,194	347,300	161,838	121,861	3,053,095
Christopher J. Klein Senior Vice President - Strategy & Corporate Development	2006	425,000	0	1,146,902	796,718	308,800	61,601	114,084	2,853,105
Mark Hausberg Senior Vice President - Finance and Treasurer	2006	335,000	0	447,047	426,930	202,800	91,741	93,114	1,596,632

(1)	Equity Assumptions: The amounts listed in columns D and E are performance based compensation and reflect the amounts expensed in the Company’s 2006 financial statements for stock options and stock awards (see footnote 1 to Consolidated Financial Statements contained in the Company’s Form 10-K for the fiscal year ended December 31, 2006).

(2)	Non-Equity Incentive Plan: Column F lists amounts we previously disclosed as “Bonus” in prior years under securities rules then in effect. Refer to the narrative following the Grants of Plan-Based Awards table on page 26 of this Proxy Statement for more details on the non-equity incentive plan.

(3)	Increase in Actuarial Value of Defined Benefit Pension: Column G includes an estimate of the 2006 increase in actuarial value of the named executive officers’ defined benefit pension plan benefit. These estimates were calculated by first determining the difference between the normal retirement age benefit accrued as of December 31, 2005 and the normal retirement age benefit accrued as of December 31, 2006. The narrative and footnotes following the Pension Benefits table on page 29 provide additional detail about the Company’s pension plans.

(4)	Employee Grantor Trusts: The named executive officers listed in the Summary Compensation Table are not currently covered under the Company’s tax-qualified defined benefit pension plan (except for Mr. Klein). As a replacement, pension benefits are provided under our Supplemental Plan and employee grantor trust arrangements were established to fund these benefits. These employee grantor trust arrangements have been approved by stockholders. Contributions to fund these benefits are taxable to executives.

In 2006, the contributions were made to employee grantor trusts (net of tax withholding) in the following amounts: $1,410,238 for Mr. Wesley, $390,307 for Mr. Omtvedt, $179,282 for Mr. Roche, and $553,579 for Mr. Hausberg. These contributions are not listed in column H because they were made to fund supplemental retirement benefits that are disclosed in the Pension Benefits table on page 29 and the narrative that follows it.

(5)	Perquisites: Column H includes the following amounts of perquisites: $87,826 for Mr. Wesley; $59,669 for Mr. Omtvedt; $16,000 for Mr. Roche; $20,381 for Mr. Klein; and $17,250 for Mr. Hausberg. The perquisites provided are: automobile allowance; financial planning (not used by Mr. Roche in 2006); and country club dues and limited use of the Company aircraft for which executives reimburse the Company (Messrs. Wesley and Omtvedt only). As of March 31, 2007, the Company has adjusted salaries and eliminated the following perquisites: automobile allowance; financial planning; and country club dues.

The aggregate incremental cost of perquisites is generally the cost of such items to the Company. Although Messrs. Wesley and Omtvedt used Company aircraft for personal use in 2006, they each reimbursed the Company for their number of hours of personal flight time. The difference between the Company’s aggregate incremental cost for such plane usage and the amount paid by the executive is included in column H. Specifically, the Company’s cost of personal aircraft usage not reimbursed by executives is $54,906 for Mr. Wesley and $30,749 for Mr. Omtvedt. The Company determines the aggregate incremental cost of personal aircraft usage by multiplying the flight hours associated with personal aircraft usage by the Company’s average hourly cost of airplane travel.

Defined Contribution Benefits, Nonqualified Plan Earnings and Tax Reimbursements: The amount in column H also includes: (a) Company contributions to the tax qualified defined contribution plan of the Company, (b) profit-sharing amounts under the Company’s Supplemental Plan, and (c) tax reimbursements with respect to defined contribution benefits. We describe these benefits below.

(a)	Defined Contribution Plan Contributions. Company contributions for 2006 to the Company’s tax qualified defined contribution plan were $23,574 for each of Messrs. Wesley, Omtvedt, Roche and Hausberg and $20,274 for Mr. Klein.

(b)	Supplemental Plan. The Supplemental Plan credits certain executives with amounts that would have been contributed to their accounts under the tax qualified defined contribution plan but for the limitations on contributions imposed by the Internal Revenue Code. Profit-sharing credits earned under our Supplemental Plan for 2006 were: $214,623 for Mr. Wesley; $76,491 for Mr. Omtvedt; $52,623 for Mr. Roche; $65,988 for Mr. Klein; and $27,738 for Mr. Hausberg. These amounts were credited to executives’ accounts in early 2007.

For all named executive officers except Mr. Klein, in order to meet the Company’s obligations to provide these profit-sharing benefits under the Supplemental Plan, the Company partially funded these benefits through employee grantor trusts approved by stockholders. The Company funds only the amount sufficient to provide the expected after-tax profit-sharing benefit.

(c)	Tax Reimbursements. The defined contribution credits to the Supplemental Plan are subject to Medicare tax. In 2006, the Company reimbursed the named executive officers for Medicare taxes in the amount of: $5,052 for Mr. Wesley, $1,777 for Mr. Omtvedt, $1,217 for Mr. Roche, $1,908 for Mr. Klein and $631 for Mr. Hausberg. In addition, for those executives with employee grantor trusts described in (b) above, the Company reimbursed the executive for taxes on earnings of trust related to the contributions described in (b) above, in the amount of $93,824 for Mr. Wesley, $36,866 for Mr. Omtvedt, $20,769 for Mr. Roche, and $16,778 for Mr. Hausberg. Executives receive only the after-tax benefit from these trusts.

Long Term Disability Reimbursement: Column H includes amounts that the Company reimburses for the cost of premiums for long-term disability insurance coverage. This reimbursement is provided to all employees. The reimbursement is taxable to the employee. The amount of long-term disability reimbursement in 2006 was $1,333 for each named executive officer.

Premiums for Life Insurance: The Company provides an additional life insurance program for Messrs. Wesley, Omtvedt, Roche, Hausberg and Klein. The amounts set forth in column H include the dollar value of insurance premiums paid by the Company in 2006. These amounts are: $28,884 for Mr. Wesley; $11,820 for Mr. Omtvedt; $6,345 for Mr. Roche; $4,200 for Mr. Klein; and $5,810 for Mr. Hausberg.

GRANTS OF PLAN-BASED AWARDS

Name and Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securit- ies Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Price of Stock on Date of Grant (1)	Grant Date Value of Stock Option Award ($)(2)
	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Norman H. Wesley
2/27/2006	897,820	1,282,600	2,565,200	16,000	32,000	48,000	n/a	—	—	—	2,670,080
9/26/2006	—	—	—	—	—	—	n/a	171,000	$74.39	$75.91	2,374,765

Craig P. Omtvedt
2/27/2006	301,875	431,250	862,500	6,500	13,000	19,500	n/a	—	—	—	1,084,720
9/26/2006	—	—	—	—	—	—	n/a	85,000	$74.39	$75.91	1,180,439

Mark A. Roche
2/27/2006	200,760	286,800	573,600	4,300	8,600	12,900	n/a	—	—	—	717,584
9/26/2006	—	—	—	—	—	—	n/a	54,000	$74.39	$75.91	749,926

Christopher J. Klein
2/27/2006	178,500	255,000	510,000	4,300	8,600	12,900	n/a	—	—	—	717,584
9/26/2006	—	—	—	—	—	—	n/a	60,000	$74.39	$75.91	833,251

Mark Hausberg
2/27/2006	117,250	167,500	335,000	1,700	3,400	5,100	n/a	—	—	—	283,696
9/26/2006	—	—	—	—	—	—	n/a	25,000	$74.39	$75.91	347,188

(1)	The stock options reported in the “All Other Option Awards: Number of Securities Underlying Options” column were granted on September 26, 2006, based on the greater of (a) the mean between the highest and lowest quoted selling prices for the common stock on the New York Stock Exchange, and (b) the closing price for such stock on the New York Stock Exchange, each as of the day prior to the date of grant. The Compensation Committee used common stock prices on the day prior to the grant date, rather than prices on the grant date, because it met in the morning prior to the opening of the New York Stock Exchange, and the prior day’s prices were the most current fair market values available at the time of the actual grant.

(2)	The grant date value of stock option awards is the value that will be expensed in the Company’s financial statements over the vesting period based on the Black-Scholes value of $13.89.

Non-Equity Incentive Plan

The Company’s non-equity incentive plan is an annual bonus plan approved by stockholders. This is the same plan as mentioned on page 18 of the Compensation Discussion and Analysis section of the Proxy Statement. Bonuses are based on the Company’s achievement of earnings per share growth targets approved by the Compensation Committee at the beginning of the year. An executive must continue in employment for the entire year to receive a bonus, unless employment ends due to death, disability or retirement. To determine annual bonus amounts, the Compensation Committee first sets a target level of 110% of salary for the Chief Executive Officer and a fixed percentage ranging from 50–75% of salary for all other named executive officers. The target bonus levels were chosen because they are competitive with the Survey Group and therefore support our executive compensation objective of offering competitive compensation. Actual bonus awards can range from 0-200% of the target amount, based on earnings per share performance. Although in most cases bonuses are determined based solely on earnings per share growth, the Compensation Committee does have the discretion to adjust annual incentive bonuses up or down based on an executive’s individual performance.

In order to satisfy Internal Revenue Code requirements for considering bonuses to be “performance-based compensation”, at the beginning of 2006, the Compensation Committee established an incentive bonus fund based on Company performance. Each executive officer is allocated a maximum percentage of this fund. In no event can a named executive officer’s incentive bonus award exceed the maximum percentage of the incentive bonus fund allotted to that officer. The Company receives an income tax deduction when it pays annual bonuses.

Long-Term Equity Incentive Plan

Performance share awards are granted under the Company’s Long-Term Incentive Plan, which was approved by stockholders. These awards are based on performance targets approved by the Compensation Committee at the beginning of each three-year performance period. An executive must continue in employment for the entire performance period to receive a performance share payment, except that if the executive’s employment ends due to death, disability or retirement, the executive will receive payment (subject to the attainment of the performance goals) prorated for the executive’s length of service during the performance period.

The Compensation Committee also establishes target, maximum and minimum share amounts for awards at the beginning of the performance period. The target number of shares of the Company’s common stock will be earned if the Company achieves 100% of the targeted consolidated return on invested capital and cumulative diluted earnings per share. An additional amount of shares will be paid under the terms of the grant if the targeted goals are exceeded. However, the maximum number of shares paid can never exceed 150% of the target amount. No performance share awards will be paid unless approximately 90% of the targeted return on invested capital and cumulative diluted earnings per share are achieved. In that event, 50% of the target number of shares will be earned. Following the end of a performance period, if minimum goals are satisfied, the plan provides cash dividend equivalents equal to the dividends that would have been paid if the recipient had owned the shares during the performance period.

The option awards listed in the table above were granted under the Company’s Long-Term Incentive Plan, which was approved by stockholders. Stock options cannot be exercised unless the recipient remains employed by the Company for at least one year from the grant date. The stock options vest ratably over a three-year period and have a seven-year exercise period. If an executive terminates employment, options expire three months after the termination date or the regularly scheduled expiration date (if sooner). If an executive dies, options must be exercised within three years after the date of death (or the expiration date, if earlier,) provided options may be exercised for one year following death even if this period extends beyond the expiration date. If an executive retires or becomes disabled, but has remained an employee for at least one year from the grant date, options may be exercised for up to three years after employment terminates, or the expiration date if earlier.

Messrs. Wesley, Omtvedt, Roche and Hausberg currently are all eligible to retire under the Company’s supplemental retirement plan. Accordingly, for purposes of both the annual non-equity incentive bonus plan and the long-term incentive plan, a voluntary termination of employment by any of these executives will be considered a retirement and the more favorable retirement provisions will apply.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Norman H. Wesley	0	171,000	0	$74.39	9/26/2013	0	N/A	71,053	$6,067,216
	57,000	114,000		$82.16	9/27/2012
	132,950	66,473		$68.89	9/28/2014
	198,814	0		$54.75	9/29/2013
	198,000	0		$46.78	9/23/2012
	196,149	0		$30.54	9/24/2011
	205,984	0		$23.35	9/26/2010

Craig P. Omtvedt	0	85,000	0	$74.39	9/26/2013	0	N/A	28,832	$2,461,964
	28,334	56,666		$82.16	9/27/2012
	66,475	33,236		$68.89	9/28/2014
	99,102	0		$54.75	9/29/2013
	48,288	0		$46.78	9/23/2012

Mark A. Roche	0	54,000	0	$74.39	9/26/2013	0	N/A	19,155	$1,635,645
	18,000	36,000		$82.16	9/27/2012
	41,984	20,991		$68.89	9/28/2014
	62,975	0		$54.75	9/29/2013
	62,975	0		$46.78	9/23/2012
	62,975	0		$30.54	9/24/2011
	3,936	0		$23.35	9/26/2010
	39,359	0		$32.58	11/15/2009
	2,938	0		$33.17	11/16/2008
	2,938	0		$33.94	11/17/2007

Christopher J. Klein	0	60,000	0	$74.39	9/26/2013	0	N/A	19,155	$1,635,645
	18,000	36,000		$82.16	9/27/2012
	41,984	20,991		$68.89	9/28/2014
	62,975	0		$54.75	9/29/2013

Mark Hausberg	0	25,000	0	$74.39	9/26/2013	0	N/A	7,622	$650,843
	8,334	16,666		$82.16	9/27/2012
	19,593	9,795		$68.89	9/28/2014
	29,388	0		$54.75	9/29/2013
	31,487	0		$46.78	9/23/2012
	31,487	0		$30.54	9/24/2011
	24,088	0		$23.35	9/26/2010
	28,331	0		$32.58	11/15/2009

(1)	Each outstanding stock option granted that is currently vested and exercisable is listed in this column. These stock option grants vested ratably on the first three anniversaries of the grant date.

(2)	Each outstanding stock option that is not yet vested and exercisable is listed in this column. For Mr. Wesley, 180,474 options will vest in September of 2007, 114,000 options will vest in September of 2008, and 57,000 options will vest in September of 2009. For Mr. Omtvedt, 89,904 options will vest in September of 2007, 56,666 options will vest in September of 2008, and 28,333 options will vest in September of 2009. For Mr. Roche, 56,991 options will vest in September of 2007, 36,000 options will vest in September of 2008, and 18,000 options will vest in September of 2009. For Mr. Klein, 58,991 options will vest in September of 2007, 38,000 options will vest in September of 2008, and 20,000 options will vest in September of 2009. For Mr. Hausberg, 26,463 options will vest in September of 2007, 16,666 options will vest in September of 2008, and 8,333 options will vest in September of 2009.

(3)

This column lists the target number of outstanding performance share awards. As of December 31, 2006, there were outstanding awards for the following open performance periods: 2005 to 2007 and 2006 to 2008. The narrative following the table titled “Grants of Plan Based Awards” on page 26 provides additional detail on performance share awards. In addition to the shares reported in this table, in early 2007, performance share awards were granted for the 2007 to 2009 performance period. Performance share awards for the 2004-2006 period are disclosed in the “Option Exercises and Stock Vested” table immediately below.

(4)	This column reflects the value of the performance share awards (at target number) using the December 29, 2006 closing price of the Company’s common stock.

Options Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)
Norman H. Wesley	0	0	62,359	$5,086,935
Craig P. Omtvedt	82,145	$3,316,177	25,722	$2,098,272
Mark A. Roche	3,376	$156,613	16,368	$1,335,220
Christopher J. Klein	0	0	16,368	$1,335,220
Mark Hausberg	0	0	6,236	$508,702

(1)	This column reflects stock options exercised during 2006.

(2)	This column reflects performance share awards earned for the 2004 to 2006 performance period based on actual performance of the Company during that period.

RETIREMENT AND POST-RETIREMENT BENEFITS

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($) (3)(4)(5)(6)	Payments During Last Fiscal Year(7)
Norman H. Wesley	Fortune Brands Pension Plan	0	0	0
	Fortune Brands Supplemental Plan	21.4200	8,286,401	0

Craig P. Omtvedt	Fortune Brands Pension Plan	6.2500	160,751	0
	Fortune Brands Supplemental Plan	17.2500	3,183,534	0

Mark A. Roche	Fortune Brands Pension Plan	7.4167	168,623	0
	Fortune Brands Supplemental Plan(2)	25.5000	2,004,356	0

Christopher J. Klein	Fortune Brands Pension Plan	3.7500	54,781	0
	Fortune Brands Supplemental Plan	3.7500	118,446	0

Mark Hausberg	Fortune Brands Pension Plan	2.9167	68,008	0
	Fortune Brands Supplemental Plan	13.9167	1,772,405	0

(1)	All of the named executive officers except Mr. Klein are excluded from participating in the Company’s tax-qualified Pension Plan. For these excluded executives, with respect to the Fortune Brands Pension Plan (the tax-qualified plan), this column reflects service credited prior to January 1, 1996 (the date the executives were excluded from plan participation) and not their actual years of service with the Company.

(2)	Mr. Roche, who joined our employ in 1988, has a special retirement arrangement which credits him with service since 1981 in order to recognize that he devoted full time to our legal affairs from 1981 through 1988 while employed by an outside law firm. The benefit augmentation that results from this additional service credit is equal to $32,842 per year at normal retirement age.

(3)	The amounts listed are based on the executives’ compensation and service as of December 31, 2006.

(4)	The earliest age at which an unreduced pension is paid is generally 62. However, a grandfathered provision allowing an unreduced pension at age 60 applies to a number of participants including Messrs. Wesley, Omtvedt, Roche and Hausberg. Messrs. Wesley, Omtvedt and Hausberg are currently eligible for early retirement under the plan with a reduced pension. Under the Fortune Brands Supplemental Plan, Mr. Roche is deemed to be retired upon any termination of employment although he is not yet retirement eligible under the tax-qualified Pension Plan.

(5)	The benefit amounts listed reflect the present value of the annual benefit payable in the form of a single life annuity where payments continue for the life of the executive but cease upon his death. Both the tax-qualified Fortune Brands Pension Plan and the Fortune Brands Supplemental Plan allow participants to elect a reduced annuity in the joint and survivor form, which provides payments over the life of the participant and a named beneficiary. Elections of payment form are made at the time of retirement.

(6)	The present value of accumulated plan benefits is calculated on the same basis used to calculate the Plan’s accumulated benefit obligation in accordance with FAS 87. The normal retirement benefit is unreduced at age 60 for Messrs. Wesley, Omtvedt, Roche and Hausberg, and unreduced at age 62 for Mr. Klein. The present value of the annual increase in value of the pension benefit is calculated using a 6.0% discount rate and the RP-2000 mortality table.

(7)	Neither the Fortune Brands Pension Plan nor the Fortune Brands Supplemental Plan allow in-service distributions. Accordingly, because all named executive officers continued in employment throughout 2006, no payments were made to them under the plans. As disclosed in footnote 4 to the Summary Compensation Table on page 24 of this Proxy Statement, the pension benefits of Messrs. Wesley, Omtvedt, Roche and Hausberg are funded by contributions to employee grantor trusts which are taxable to these executives in the year of the contribution. Contributions to these trusts were made in 2006.

The Fortune Brands Pension Plan is a tax-qualified defined benefit pension plan. It provides a normal retirement benefit equal to the sum of (a) 1.75% of compensation multiplied by benefit service up to 15 years of service, plus (b) 1% of compensation multiplied by benefit service in excess of 15 years of service. In addition, participants will not receive less than a protected benefit that was “grandfathered” as of December 31, 2001 when the Company changed the pension plan formula. Generally, all employees are eligible for the plan except for certain executives who have the employee grantor trusts described in footnote 4 to the Summary Compensation Table on page 24 of this Proxy Statement. The estimated retirement benefits in the preceding table include any offset for Social Security benefits. The compensation used to calculate retirement benefits generally includes the categories of “Salary” and “Non-Equity Incentive Plan Compensation” from the Summary Compensation Table shown above on page 24, averaged over the five highest consecutive years.

The Supplemental Plan pays the difference between the benefits payable under our tax qualified retirement plan (the Fortune Brands Pension Plan) and the amount that would have been paid if the Internal Revenue Code did not limit the amount of compensation taken into account under, or benefits that may be paid from, a tax qualified retirement plan. In calculating benefits, no credit is given for service in excess of 35 years. The Supplemental Plan also provides that certain senior officers of the Company (those who were Vice Presidents or more senior prior to 1999) will receive an annual benefit equal to 52 1/2% of average compensation during the five highest-paid consecutive years of employment. Messrs. Wesley, Omtvedt, Roche and Hausberg are entitled to this retirement benefit. This retirement benefit is reduced by 1 1/2% of such average compensation for each year that the officer retires prior to age 65 unless he has completed 35 years of service. The benefit is also reduced by benefits under the Fortune Brands Pension Plan and the retirement plans of our subsidiaries or any prior employer, including an executive’s prior employers who are unrelated to the Company. Since 1999, the Compensation Committee has not approved this enhanced benefit for any additional executives.

Mr. Wesley has an additional agreement that provides that his Supplemental Plan pension benefit is based on his average compensation during three highest-paid consecutive years rather than five. This agreement is described on page 33 of this Proxy Statement.

Early retirement annual benefits are calculated assuming a reduction of 6% per year prior to age 62 (unreduced at age 62) for Mr. Klein and 7% per year prior to age 60 (unreduced at age 60) for Messrs. Wesley, Omtvedt, Roche and Hausberg. Mr. Klein’s pension reduction is calculated differently than the other named executive officers because the other officers were grandfathered in a plan provision applicable to certain employees who were employed as of December 31, 2001. Mr. Klein was hired in 2003.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(1)(2)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last FYE ($)
Norman H. Wesley	0	214,623	94,436	0	1,124,585
Craig P. Omtvedt	0	76,491	11,599	0	326,903
Mark A. Roche	0	52,623	70,424	0	547,793
Christopher J. Klein	0	65,988	4,030	0	101,871
Mark Hausberg	0	27,738	27,920	0	226,384

(1)	Amounts listed in the Registrant Contributions column were reported as compensation in the last fiscal year in the “All Other Compensation” column of the Summary Compensation Table. No amounts listed in the Aggregate Earnings column were reported in the “All Other Compensation” column of the Summary Compensation Table.

(2)	Earnings are credited to the accounts of executives based on based on the Citigroup U.S. Broad Investment Grade Bond Index (for Mr. Klein). For those executives with employee grantor trusts (Messrs. Wesley, Omtvedt, Roche and Hausberg), earnings are credited based on the election of the executive among the following: Fidelity Blue Chip Growth Fund, Fidelity Equity Income Fund, Fidelity International Discovery Fund, MFS New Discovery Fund, Northern Trust Institutional Funds Diversified Asset Portfolio, PIMCO Total Return Fund and Vanguard 500 Index Fund.

(3)	No withdrawals were made in 2006. However, as disclosed on page 25 of this Proxy Statement, the supplemental nonqualified profit sharing benefits of Messrs. Wesley, Omtvedt, Roche and Hausberg are funded by contributions to employee grantor trusts which are taxable to these executives in the year of contribution. Contributions to these trusts were made in 2006.

The Company’s nonqualified deferred compensation plan is a supplemental plan that pays the difference between the profit sharing contribution provided under the tax-qualified profit sharing plan and the contribution that would have been made if the Internal Revenue Code did not limit the compensation that may be taken into account under tax-qualified retirement plans. The contribution amount is equal to 6% of adjusted compensation, which generally includes salary and annual bonus. Compensation is adjusted by multiplying amounts in excess of the Social Security taxable wage base ($94,200 in 2006) by 1.5. This profit sharing formula applies uniformly to all employees and is not enhanced for executives. Nonqualified profit sharing benefits are paid in a lump sum upon termination of an executive’s employment.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL (1)

Compensation Program	Voluntary		Involuntary					Involuntary Termination (or for Good Reason) After Change in Control
	For Good Reason	For No Good Reason	For Cause	Without Cause	Death	Disability	Retirement

Cash Severance
Wesley	$8,518,152	$0	$0	$8,518,152	$0	$0	$0	$8,518,152
Omtvedt	$2,329,952	$0	$0	$2,329,952	$0	$0	$0	$3,494,928
Roche	$1,761,140	$0	$0	$1,761,140	$0	$0	$0	$2,641,710
Klein	$2,058,004	$0	$0	$2,058,004	$0	$0	$0	$3,087,006
Hausberg	$1,166,560	$0	$0	$1,166,560	$0	$0	$0	$1,749,840

Health & Related Benefits (2)(3)
Wesley	$133,737	$0	$0	$133,737	$2,448,600	$80,000/yr.	$0	$133,737
Omtvedt	$43,914	$0	$0	$43,914	$1,006,300	$80,000/yr.	$0	$65,871
Roche	$32,808	$0	$0	$32,808	$764,800	$80,000/yr.	$0	$49,212
Klein	$41,890	$0	$0	$41,890	$680,000	$80,000/yr.	$0	$62,835
Hausberg	$43,010	$0	$0	$43,010	$502,500	$80,000/yr.	$0	$64,515

Options
Wesley	$0	$0	$0	$0	$1,881,000	$0	$0	$1,881,000
Omtvedt	$0	$0	$0	$0	$935,000	$0	$0	$935,000
Roche (4)	$462,632	$462,632	$462,632	$462,632	$1,056,632	$462,632	$462,632	$1,056,632
Klein	$0	$0	$0	$0	$1,122,632	$0	n/a	$1,122,632
Hausberg	$0	$0	$0	$0	$275,000	$0	$0	$275,000

Performance Shares
Wesley	$0	$0	$0	$0	$0	$0	$0	$3,133,984
Omtvedt	$0	$0	$0	$0	$0	$0	$0	$1,271,286
Roche (4)	$1,635,645	$1,635,645	$1,635,645	$1,635,645	$1,635,645	$1,635,645	$1,635,645	$845,646
Klein	$0	$0	$0	$0	$1,635,645	$1,635,645	n/a	$845,646
Hausberg	$0	$0	$0	$0	$0	$0	$0	$337,120

Excise Tax Gross-Up
Wesley	n/a	n/a	n/a	n/a	n/a	n/a	n/a	$0
Omtvedt	n/a	n/a	n/a	n/a	n/a	n/a	n/a	$0
Roche	n/a	n/a	n/a	n/a	n/a	n/a	n/a	$0
Klein	n/a	n/a	n/a	n/a	n/a	n/a	n/a	$2,491,561
Hausberg	n/a	n/a	n/a	n/a	n/a	n/a	n/a	$0

Pension Enhancement
Wesley (5)	$7,494,070	$749,622	$749,622	$7,494,070	$749,622	$7,494,070	$749,622	$7,494,070
Omtvedt	$1,735,282	$0	$0	$1,735,282	$0	$0	$0	$2,580,943
Roche	$390,535	$0	$0	$390,535	$0	$0	$0	$559,403
Klein	$167,440	$0	$0	$167,440	$0	$0	$0	$236,399
Hausberg	$849,713	$0	$0	$849,713	$0	$0	$0	$1,134,578

(1)	This table assumes the specified termination events occurred on December 31, 2006.

(2)	The Health and Related Benefits listed under the “Death” column reflect the incremental value of life insurance benefits above the benefit level applicable to all employees generally.

(3)	The Health and Related Benefits listed under the “Disability” column reflect the amount of the annual disability benefit that exceeds the benefit payable under the plan generally available to all employees.

(4)	Due to a provision in the Fortune Brands Supplemental Plan that deems Mr. Roche to be “retired” upon any termination of employment regardless of his actual age, upon termination of employment, his outstanding performance share awards will become non-forfeitable and all options that were granted at least one year prior to his termination will vest.

(5)	The dollar amounts listed for Mr. Wesley’s pension enhancement are based on his agreement with the Company that is currently in effect, not the terms of the agreement in effect on December 31, 2006. This agreement was amended February 28, 2007. Prior to amendment, in the event of termination prior to normal retirement age due to death, disability, termination by the Company for other than cause or termination by Mr. Wesley for good reason, his compensation at the date of termination and his service were deemed to continue until his normal retirement age for purposes of calculating his pension. As a result of the February 28, 2007 amendment of Mr. Wesley’s agreement, his compensation at the date of termination and his service will be deemed to continue for only three years (or, if less, the number of years until normal retirement age). This amendment has the effect of reducing the pension enhancement Mr. Wesley would receive upon termination of employment for the specified reasons.

A number of Company employee benefit and incentive pay plans provide for payment upon termination of employment of any participant. If terminated on December 31, 2006, the named executive officers would receive benefits and payments under these plans in addition to the amounts described in the table above.

Stock Options and Performance Share Awards. If terminated on December 31, 2006, named executive officers would be able to exercise vested stock options. All participants have a period of time following termination to exercise stock options and in some case will be paid performance shares following termination. Executives who terminate prior to retirement for reasons other than death, disability, position elimination, or following a change in control will forfeit the opportunity to earn performance shares with respect to all open performance periods. Because Messrs. Wesley, Omtvedt, Roche and Hausberg are treated as “retired” upon any termination of employment, if employment is terminated, they will be eligible for payment of performance shares based on actual Company performance as soon as practicable following a performance period. In addition, they will have the full original ten-year exercise period to exercise options granted prior to 2005 and three years (or end of original term if sooner) to exercise options granted during and after 2005. In the event of termination of employment following a change in control, all outstanding performance share opportunities become nonforfeitable and are paid out on the date employment is terminated as if the target performance share award was earned (but prorated for the period of actual service prior to termination). All stock options become vested upon change in control.

Retirement Benefits. Upon termination of employment, participants in the Company’s defined contribution plans (both tax-qualified and nonqualified) may receive a distribution of their account balances. The Nonqualified Deferred Compensation table on page 31 of this Proxy Statement lists each executive officer’s balance under the nonqualified defined contribution plan as of the last fiscal year end. The Company’s tax qualified pension plan and Supplemental Plan both provide pension benefits upon retirement (as defined in the plans). Messrs. Wesley, Omtvedt, Roche and Hausberg are all retirement eligible under the Supplemental Plan and therefore, would receive nonqualified pension benefits upon termination of employment. As of December 31, 2006, Mr. Klein was not retirement eligible under the pension plans and, therefore, would not receive any pension benefits upon termination on December 31, 2006. Mr. Klein’s pension benefits could be paid on or after attainment of earliest retirement age. The Pension Benefits table on page 29 of this Proxy Statement and the narrative and footnotes that follow it provide additional detail on the amount and terms of these pension benefits.

Health and Related Benefits. In addition to the dollar values in the chart above for health and related benefit continuation pursuant to severance and change in control agreements, the named executive officers will receive health and related benefits pursuant to the Company’s benefit plans applicable to employees generally. Because they are currently retirement eligible, Messrs. Wesley, Omtvedt, Roche and Hausberg are eligible for retiree medical coverage upon any termination of employment. Executive officers (except Mr. Klein) would also be entitled to retain a split-dollar life insurance policy in order to provide a death benefit, but any insurance proceeds after death in excess of the death benefit will be returned to the Company.

Agreement with Mr. Wesley. Mr. Wesley has an agreement that his average annual compensation under the Supplemental Plan will be determined using his three highest-paid consecutive calendar years of employment rather than five. If Mr. Wesley becomes disabled or dies prior to normal retirement age of 65, his employment is terminated for reasons other than cause, or Mr. Wesley terminates his employment for good reason, Mr. Wesley’s compensation at the date of his retirement and his service will be deemed to have continued for an additional three years for purposes of calculating this retirement benefit.

Change in Control Agreements. We have agreements with Messrs. Wesley, Omtvedt, Roche, Klein and Hausberg to provide each of them with benefits if they are terminated following a change in control of the Company. Each agreement states that if, subsequent to a change in control, (1) the Company terminates the officer’s employment for a reason other than disability or cause, or (2) the officer decides to terminate his employment for good reason, the officer will receive:

(i)	three years of base salary, three times the amount of his annual incentive compensation award and three times an annual defined contribution plan allocation (and the supplemental profit-sharing allocation under the Supplemental Plan);

(ii)	three additional years of service and earnings credit under our retirement plans and agreements; and

(iii)	three additional years of coverage under our life, health, accident, disability and other employee plans.

Payments under these agreements are generally made in a lump sum immediately following termination. If the special excise tax under Section 280G of the Internal Revenue Code applies, the agreements provide that we will restore amounts lost by the executive officer. The Company has established a “rabbi” trust with a bank for the purpose of making payments under the agreements. This trust currently is not funded. Any amounts payable under these change in control agreements are reduced by amounts payable under the severance agreements referred to below.

Severance Agreements. We have agreements with Messrs. Wesley, Omtvedt, Roche, Klein and Hausberg, to provide each of them with severance benefits without regard to a change in control if the Company terminates their employment for reasons other than disability or cause or if they terminate their employment for “good reason”. The severance agreements provide the same benefits as those described above for a termination of employment following a change in control except that the multiplier is three in the case of Mr. Wesley and two in the case of Messrs. Omtvedt, Roche, Klein and Hausberg. All the agreements, except for Mr. Klein’s, provide for severance payments in a lump sum. Mr. Klein’s severance payments are spread over a two-year period. All the agreements, except for Mr. Omtvedt’s, contain restrictions on soliciting Company employees and competing with the Company for an eighteen-month period following termination of employment.

Compensation Committee Interlocks and Insider Participation

No member of our Board’s Compensation Committee (Messrs. Leroy, Lohman, Renna and Wilson and Dr. Ewers) has (i) served as one of our officers or employees; or (ii) any relationship requiring disclosure under Item 404 of Regulation S-K promulgated under the Securities Act of 1933, as amended. None of our executive officers serve as a member of the board of directors or as a member of a compensation committee of any other company that has an executive officer serving as a member of our Company’s Board or our Company’s Compensation Committee.

Compensation and Stock Option Committee

The Compensation Committee is composed of five directors that are independent, as defined under the New York Stock Exchange Listed Company Manual, and meet the definition of “outside director” under Code Section 162(m). The Compensation Committee has a written charter that has been approved by the Board. The Compensation Committee reviews this charter at least annually and revises it as appropriate. A copy of the Compensation Committee charter is available on the Company’s website at http://www.fortunebrands.com. The Compensation Committee has the authority to:

(i)	review and approve compensation and goals for the Chief Executive Officer and evaluate his/her performance;

(ii)	approve the salaries of Vice Presidents and more senior officers;

(iii)	select annual corporate performance measures and determine bonuses under the Annual Executive Incentive Compensation Plan;

(iv)	grant awards under the Company’s Long-Term Incentive Plans;

(v)	review the design of the incentive plans and recommend changes to the Board; and

(vi)	assess the competitiveness and appropriateness of all compensation programs.

Compensation Committee Authority and Delegation of Authority

The Compensation Committee may delegate any of its authority to a sub-committee. However, the members of the sub-committee must meet the same qualifications as for membership on the Compensation Committee, specifically, the members of the sub-committee must also be independent directors, as defined by the New York Stock Exchange Listed Company Manual and the Company’s Corporate Governance Principles. During 2006, the Compensation Committee did not delegate any of its authority to a sub-committee.

The Company’s 2003 Long-Term Incentive Plan allows the Compensation Committee to delegate to an officer the right to designate key employees (other than members of senior management) to be granted stock options and the amount of options granted to each such key employee, provided that the Compensation Committee determines the aggregate number of stock options to be awarded and their terms and conditions. In 2006, the Compensation Committee decided to discontinue this delegation and retained sole authority with respect to the granting of all stock options to all employees.

Compensation Committee Procedures

The Compensation Committee is presented with recommendations from management as to the level and type of compensation to provide to executive officers. The Chief Executive Officer attends meetings of the Compensation Committee to discuss each of the executive officers’ performance for the year. The Chief Executive Officer’s feedback about the executive officers’ performance is essential in the Compensation Committee’s determination of each officer’s salary and target incentive compensation determinations. However, the Compensation Committee meets in executive session without the Chief Executive Officer when discussing his compensation.

The Compensation Committee directs management to prepare financial data used by the Compensation Committee in determining executive compensation. In addition,

members of the Company’s human resources department assist in preparation of executive compensation tally sheets and historical information on compensation paid to executives. Members of the Company’s legal department provide the Compensation Committee with general advice on laws applicable to executive compensation and the directors’ fiduciary duties in setting compensation.

Compensation Committee Consultant

The Compensation Committee directly retains a nationally-recognized firm, Hewitt Associates, as its outside compensation consultant. The consultant regularly meets with the Compensation Committee and is included during executive sessions without the presence of management. The outside consultant attended four out of the five Compensation Committee meetings in 2006. In addition, the consultant assisted the Compensation Committee in its assessment of executive compensation levels in light the Company’s performance as compared to the Survey Group of companies. Hewitt Associates is separately retained by the Company for pension plan and other employee benefits administration and consulting.

The Compensation Committee retains the compensation consultant and directs it to assist the Compensation Committee in:

(i)	making recommendations regarding executive compensation consistent with the Company’s business needs, pay philosophy, market trends and latest legal and regulatory considerations;

(ii)	providing market data (including compiling the Survey Group and related performance data) as background to annual decisions regarding CEO and senior management base salary, bonus and long-term incentives;

(iii)	advising the Compensation Committee as to best practices for effectively structuring executive pay arrangements while representing stockholders’ interests; and

(iv)	summarizing alternative proposals that may have been considered in formulating final recommendations, the nature of discussions leading to a final proposal and the consultant’s rationale for supporting or opposing management’s proposal.

In conducting its assignment, the outside consultant may contact the Company’s management, including the Chairman and Chief Executive Officer as well as the Executive Director, Compensation and Benefits to carry out its assignment. However, the compensation consultant reports directly to the Compensation Committee.

Report of the Audit Committee

The Audit Committee of the Board (the “Audit Committee”) is composed of five directors that are “independent” as defined under the New York Stock Exchange Listing Standards and Rule 10A-3 of the Exchange Act. The Audit Committee has a written charter that has been approved by the Board. A copy of the Audit Committee Charter is available on the Company’s website at http://www.fortunebrands.com. The Audit Committee has appointed (subject to stockholder ratification) the Company’s independent registered public accounting firm for 2007.

Management has the responsibility for the Company’s financial statements and overall financial reporting process, including the Company’s systems of internal controls. The independent registered public accounting firm has the responsibility to conduct an independent audit in accordance with generally accepted auditing standards and to issue an opinion thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed and discussed the audited financial statements and the Company’s quarterly and annual reports to the SEC with management and the independent registered public accounting firm. Management has confirmed to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has met with the independent registered public accounting firm and discussed matters required to be discussed by SAS No. 61, as amended, (Communication with Audit Committees). The independent registered public accounting firm has provided an unqualified opinion regarding the Company’s financial statements for the year ended December 31, 2006 and management’s assessment of internal controls over financial reporting and the effectiveness of those controls as of December 31, 2006.

The Company’s independent registered public accounting firm has also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), and the Audit Committee has discussed with the independent registered public accounting firm that firm’s independence. The Audit Committee has also reviewed non-audit services provided by the independent registered public accounting firm and has considered the compatibility of these services with maintaining the auditor’s independence.

Based upon the review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the SEC.

Audit Committee

David M. Thomas, Chairman

Richard A. Goldstein

Pierre E. Leroy

A.D. David Mackay

Anne M. Tatlock

The Report of the Compensation and Stock Option Committee and the Report of the Audit Committee set forth in this Proxy Statement and the Fortune Brands, Inc. Stock Price Performance graph set forth in the Company’s Annual Report on Form 10-K, shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act. In addition, they shall not be deemed incorporated by reference by any statement that incorporates this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference.

Fees of Independent Registered Public Accounting Firm

The independent registered public accounting firm of the Company during the year ended December 31, 2006 was PricewaterhouseCoopers LLP. All PricewaterhouseCoopers LLP services were approved in advance by the Audit Committee. The aggregate fees billed by PricewaterhouseCoopers LLP during the years 2006 and 2005 are set forth in the table below:

Type of Fee	Fiscal Year Ended December 31,
	2006	2005
Audit Fees (1)	$6,540,000	$6,335,000
Audit Related Fees (2)	1,849,000	4,642,000
Tax Fees (3)	636,000	558,000
All Other Fees (4)	31,000	20,000

(1)	Aggregate fees billed by PricewaterhouseCoopers LLP in connection with the audit of the Company’s annual financial statements and the review of the Company’s financial information included in its SEC Form 10-Q filings, the audit of management’s assessment of internal control over financial reporting and the assessment of the effectiveness of the Company’s internal control over financial reporting and the audit of statutory financial statements.

(2)	Audit-related services included audits of employee benefit plans and assistance with due diligence activities and accounting advice on acquisitions.

(3)	Tax fees represented services which included domestic and international tax compliance, tax planning and expatriate tax services.

(4)	All Other Fees represented services that include benchmarking of employee benefits.

Approval of Audit and Non-Audit Services

The Audit Committee has adopted the following policies and procedures for the pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm. The Audit Committee annually reviews the audit and non-audit services to be performed by the independent registered public accounting firm during the upcoming year. The Audit Committee considers, among other things, whether the provision of specific non-audit services is permissible under existing law and whether it is consistent with maintaining the auditor’s independence. The Audit Committee then approves the audit services and any permissible non-audit services it deems appropriate for the upcoming year. The Audit Committee’s pre-approval of non-audit services is specific as to the services to be provided and includes pre-set spending limits. The provision of any additional non-audit services during the year, or the provision of services in excess of pre-set spending limits, must be pre-approved by either the Audit Committee or by the Chairman of the Audit Committee, who has been delegated authority to pre-approve such services on behalf of the Audit Committee. Any pre-approvals granted by the Chairman of the Audit Committee must be reported to the full Audit Committee at its next regularly scheduled meeting. All of the fees described above under audit fees, audit-related fees, tax fees and all other fees for 2006 were pre-approved by the Audit Committee pursuant to its pre-approval policies and procedures.

Item 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2007. The Audit Committee and the Board recommend that you ratify this appointment. In line with this recommendation, the Board intends to introduce the following resolution at the Annual Meeting (designated as Item 2):

“RESOLVED, that the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for this Company for the year 2007 is ratified.”

A member of PricewaterhouseCoopers LLP will attend the Annual Meeting to make a statement if he or she desires, and respond to appropriate questions that may be asked by stockholders.

The Board of Directors recommends that you vote FOR Item 2.

Item 3

RE-APPROVAL OF THE FORTUNE BRANDS, INC.

ANNUAL EXECUTIVE INCENTIVE COMPENSATION PLAN

The Board is recommending that stockholders re-approve the Fortune Brands, Inc. Annual Executive Incentive Compensation Plan (the “Annual Plan”). The Annual Plan was approved by the stockholders of the Company on April 30, 1997 and re-approved by the Company’s stockholders on April 30, 2002. Under the rules of the Internal Revenue Service, the Annual Plan must be re-approved by the stockholders every five years in order for the Company to be able to deduct compensation paid to executives in excess of $1 million annually. The Board believes that the Annual Plan advances the interests of the Company and its stockholders in securing and retaining executives of outstanding ability by providing performance-based incentives to senior executives. The Annual Plan is set forth in full in Exhibit A to this Proxy Statement. The description of the Annual Plan which appears below is qualified in its entirety by reference thereto.

Reasons for the Proposal

Re-approval of the Annual Plan by the stockholders is being sought to preserve the Company’s ability to deduct, for federal income tax purposes, compensation paid pursuant to the Company’s annual executive incentive compensation program. Under Section 162(m) of the Internal Revenue Code, and the rules of the Internal Revenue Service, stockholders must re-approve the Annual Plan every five years in order for the Annual Plan to qualify for the exception to the limitation on the Company’s ability to deduct compensation paid to certain specified executives in excess of $1 million annually.

Summary of the Plan

Eligibility

Awards may be granted only to persons elected to the office of Vice President of the Company or a more senior office. The amounts of awards under the Annual Plan for 2007 are not yet determinable. During 2006, however, 12 officers were granted an aggregate of $3,762,300, including $2,934,380 to 5 executive officers in the aggregate. For information about awards under the Annual Plan during 2006 to our Chief Executive Officer and our other named executive officers, see pages 24 to 26. A total of 12 officers are currently eligible for participation in the Annual Plan.

Administration

The Annual Plan is administered by the Compensation Committee, which is composed of “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code who are authorized to make grants of performance-based compensation. The Compensation Committee has authority to administer, construe and interpret the Annual Plan, to make rules for carrying it out and to make changes in such rules.

Awards and Performance Measures

Within the first 90 days of each calendar year, the Compensation Committee will set corporate performance measures for such year which, if attained, will establish an incentive compensation fund for the year. At the same time, the Compensation Committee will determine the allocation of the fund among the participants.

The performance measures will be based on any of the following performance criteria, either alone or in any combination as the Compensation Committee may determine: cash flow; cash flow from operations; earnings per share of the Company’s common stock; earnings per share of the Company’s common stock from continuing operations; income before income taxes; depreciation and amortization; income from continuing operations; net asset turnover; net income; operating income; operating margin; return on equity; return on net assets; return on total assets; return on total capital; sales; economic value added; and total return to stockholders. Performance measures may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years or in comparison to other companies. The Compensation Committee may provide, as part of each grant, that the performance measures may be adjusted in the event of certain extraordinary events set forth in the Annual Plan. The maximum amount of an award to any participant for any year will not exceed $3.0 million. No part of the amount available for awards in any year which is not awarded in such year may be carried forward for award in subsequent years.

The Compensation Committee will, promptly after the end of the year on the date on which all necessary financial or other information becomes available, in the manner required by Section 162(m) of the Internal Revenue Code, certify (i) the degree to which performance measures have been attained and (ii) with respect to each participant, the amount of the participant’s award, if any. The Compensation Committee may, in its sole discretion, reduce or eliminate, but may not increase, any award. No part of any potential award for any year which is not actually awarded to a participant because of any such reduction will be available for award to any other participant whose actual compensation for such year is subject to Section 162(m) of the Internal Revenue Code. Awards are

payable in cash as promptly as practicable after the certifications described above have been made by the Compensation Committee and within 2 1/2 months following the end of the calendar year.

The Compensation Committee has discretion, upon the request of a Participant, to defer the payment of an award (or a portion thereof) to a participant subject to Section 409A of the Internal Revenue Code. The Compensation Committee will have discretion to provide for the payment of an amount equivalent to interest, at such rate or rates or based on such investment fixed by the Compensation Committee, on any such deferred award.

Amendment and Termination

The Board may at any time alter, amend, suspend or terminate the Annual Plan in whole or in part without approval by the stockholders. No amendment may, however, increase the award payable to a participant for a year if the amendment is adopted after the final day for setting the objective performance measures for such year (e.g., after the 90th day of the year) nor may any Annual Plan amendment or termination adversely affect the rights of a participant for whom an award has been determined for a completed year but not yet paid.

The Board intends to introduce the following resolution at the Annual Meeting (designated as Item 3):

“RESOLVED, that the Fortune Brands, Inc. Annual Executive Incentive Compensation Plan submitted to this Annual Meeting and as shown in Exhibit A to this Proxy Statement, is re-approved.”

The Board of Directors recommends that you vote FOR Item 3.

Item 4

APPROVAL OF THE FORTUNE BRANDS, INC.

2007 LONG-TERM INCENTIVE PLAN

The Board has adopted, subject to your approval, the Fortune Brands, Inc. 2007 Long-Term Incentive Plan (the “New Plan”). The New Plan will replace the Fortune Brands, Inc. 2003 Long-Term Incentive Plan (the “Old Plan”) that was approved by stockholders on April 29, 2003. The Company does not anticipate granting any new awards under the Old Plan between fiscal year-end and the date of the 2007 stockholder meeting, except for a February 2007 grant of 159,975 performance shares. Further, upon approval of the New Plan no additional awards will be granted under the Old Plan. A copy of the New Plan is attached as Exhibit B to this Proxy Statement.

Purpose of Plan

Many corporations, including our competitors, are using long-term performance and stock-based incentive compensation, including stock options, to hire and retain outstanding employees. The New Plan is designed to allow the Company to grant various types of performance-related and stock-based compensation. The New Plan will aid us and our subsidiaries in securing and retaining key employees of outstanding ability by making it possible to offer them performance incentives, including a proprietary interest in the Company, to join or continue in service with us or our subsidiary companies, and to further encourage their efforts to enhance stockholder value.

Summary of Terms of New Plan

The following is a summary of the most important terms of the New Plan and is qualified in its entirety by reference to the full text of the New Plan attached to this Proxy Statement as Exhibit B. Please refer to Exhibit B for a more complete description of the terms of the New Plan.

Types of Awards

The New Plan permits the granting of the same types of awards as under the Old Plan which are:

• Stock options	• Restricted stock
• Stock appreciation rights	• Other stock-based awards
• Performance awards	• Dividend equivalents

Eligible Participants

The New Plan will be administered by the Compensation Committee, which consists entirely of independent directors. The Compensation Committee has the authority to select, from among the employees eligible for awards, the individuals to whom awards will be granted and the type and amount of each award. Although the New Plan allows the Compensation Committee to make awards to any employee of the Company and its subsidiaries, in the past we have made awards to approximately 730 employees annually.

The identity of the key employees to receive awards, and the amounts of awards, under the New Plan are not yet determinable. During 2006, however, 764 key employees were granted stock options covering 2,747,960 shares under the Old Plan, including stock options covering 388,295 shares granted to 5 executive officers. In addition, during 2006 6 executive officers were granted performance awards covering 68,000 shares, assuming performance at target, under the Old Plan. For information about awards under the Old Plan during 2006 to our Chief Executive Officer and our other named executive officers, see “Executive Compensation” on pages 26 to 29. We have not granted stock appreciation rights since 1991 or restricted stock since 1994, nor have we granted other stock-based awards under the Old Plan.

Maximum Number of Shares Authorized Under the New Plan

Up to 13,000,000 shares of common stock may be granted under the New Plan, but no more than 2,500,000 shares are available for full-value awards (i.e., awards other than stock options and stock appreciation rights). No more than 2,500,000 shares may be granted to any individual under the Plan. These amounts are subject to adjustment for stock splits, stock dividends and other changes in the Company’s capital structure. The Company may use authorized and unissued shares or treasury shares in connection with grants under the New Plan. Shares underlying the unexercised or undistributed portion of any terminated, expired or forfeited award are available for further awards under the New Plan. Shares withheld or delivered for tax withholding or as the exercise price of a stock option are not available for future awards. In addition, certain awards may be payable in cash.

No awards may be made under the New Plan after February 27, 2017.

Stock Options and Stock Appreciation Rights

The Compensation Committee will set the terms of each option or stock appreciation right at the time of grant, but the exercise may not be less than 100% of the fair market value at the time of grant. An option or right will not become exercisable until the participant remains in our employ for at least one year after grant and may be exercisable for ten years unless an earlier expiration date is stated in the option. The Compensation Committee may permit a participant to simultaneously exercise an option and sell the shares of common stock acquired pursuant to a brokerage or similar arrangement and use the proceeds from such sale as payment of the purchase price of such shares. The closing price per share of the Company’s common stock on the New York Stock Exchange on March 6, 2007 was $80.32.

The New Plan permits the grant of either incentive stock options or options not qualifying under the Internal Revenue Code. To the extent that the aggregate fair market value (determined at the time of grant) of shares with respect to which an incentive stock option is exercisable for the first time by any participant during any calendar year exceeds $100,000, such option will be treated as a nonqualified stock option.

An option will expire three months after termination of employment for reasons other than death, disability or retirement (as defined under the New Plan). If employment terminates by reason of death, disability or retirement (as defined under the New Plan), the option may continue to be exercised for three years or until the expiration date stated in the option, if earlier. In the case of a participant whose principal employer is a subsidiary of the Company, the participant’s employment shall be deemed to be terminated as of the date on which the principal employer ceases to be one of our subsidiaries.

As under the Old Plan, repricing, changing the terms of an option to lower its option price or taking any other action which has the economic effect of repricing options is not permitted under the terms of the New Plan.

The Compensation Committee is authorized to grant stock appreciation rights either alone or in conjunction with a stock option. Stock appreciation rights entitle recipients to receive payments in cash, shares or a combination, of an amount representing the appreciation in the market value of a specified number of shares from the date of grant until the date of exercise. To the extent an option is exercised, any stock appreciation right granted in respect of such option is canceled. To the extent a stock appreciation right is exercised, its related option is canceled.

The Compensation Committee may grant options that have terms different from incentive stock options and nonqualified stock options in order to comply with foreign tax laws. The Compensation Committee may also grant stock appreciation rights to employees in certain foreign jurisdictions that prohibit them from owning common stock.

Performance Awards

The Compensation Committee may also grant performance awards under the New Plan. Performance criteria may be selected by the Compensation Committee from among the following measures or any combination whether applicable to the Company or any subsidiary or business unit:

• gross revenues	• net income	• net earnings

• operating earnings or income	• earnings per share	• net income applicable to shares

• operating company contribution	• earnings growth	• stock price

• cash flow	• economic value added	• customer satisfaction

• income before income taxes	• return on equity or capital	• cost control or expense reduction

• return on assets	• total return to stockholders	• ratio of operating expenses to operating revenues

The Compensation Committee must select a minimum performance goal below which no payment will be made and a maximum performance goal above which no increased payment will be made. The Compensation Committee may adjust the performance goals to take into account changes in law and accounting and tax rules and to make adjustments that it decides are necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances. The Compensation Committee designates the period over which the performance factors are measured, but the performance period must be at least two years.

Performance awards are forfeited if the participant terminates employment prior to the end of the performance period, unless the termination of employment is by reason of death, disability or retirement under one of our retirement plans.

Performance awards are payable in cash or shares of common stock, or a combination of cash and shares, at the end of the performance period, as determined by the Compensation Committee.

Restricted Stock

The Compensation Committee may award shares of common stock that are subject to restrictions and conditions as determined by the Compensation Committee. The restrictions typically require a period of service after the date of grant. Shares of restricted stock are non-transferable during the restricted period.

If a participant who has shares of restricted stock terminates employment for any reason other than death, disability or retirement under one of our retirement plans before the restrictions have lapsed, the participant will forfeit all shares that are still subject to the restrictions. Prior to the lapse of restrictions on shares of restricted stock, the participant will have all other rights of a stockholder with respect to the shares, including voting rights and the right to receive dividends paid on our common stock.

Other Stock-Based Awards

The Compensation Committee may grant other awards under the New Plan pursuant to which shares of common stock (which may, but need not, be shares of restricted stock) are or may in the future be acquired, or awards denominated in stock units, including ones valued using measures other than market value.

Dividend Equivalents

The Compensation Committee may, in its discretion, provide that any award other than awards of options or rights under the New Plan may earn dividend equivalents. If any award is outstanding on a dividend record date for common stock, the Compensation Committee may credit a participant with an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of common stock covered by such award had such covered shares been issued and outstanding on such dividend record date.

Change in Control

In the event of a change in control of the Company, stock options and stock appreciation rights that are not exercisable will become immediately exercisable.

Each stock option also has a limited right (“Limited Right”) which may be exercised during the 60-day period beginning on the date of the change in control (“Limited Right Exercise Period”). The Limited Right entitles the holder to receive the cash equivalent of the number of shares subject to the option multiplied by the difference between the option exercise price per share and the market value of the shares on the exercise date of the Limited Right. A participant whose employment is terminated on or after a change in control may continue to exercise his or her option or stock appreciation right during the Limited Right Exercise Period unless termination of employment is for “just cause” (as defined in the New Plan). The option is canceled if the Limited Right is exercised. The Limited Right is canceled if the option is exercised.

Performance awards, restricted stock awards, and other stock-based awards will be fully vested (with performance goals deemed to have been achieved at the maximum level) at the date of change in control but the amount of benefit will be prorated based on the length of the performance period or restriction period through the date of the change in control.

A change in control is defined in the New Plan as:

•	the acquisition by a person or group of beneficial ownership of 20% or more of outstanding voting stock;

•	a change in the composition of the Board that results in a majority of our current directors (or successor directors approved by our current directors) not being continuing directors;

•

a merger, consolidation or sale of substantially all the assets of the Company in a transaction in which our stockholders immediately prior to the transaction do not own at least 60% of the voting power of the surviving, resulting or transferee entity; or

•	stockholders approve a complete liquidation or dissolution of the Company.

The definition excludes purchases or sales of stock by or from the Company or one of our employee benefit plans or trusts.

Amendment and Termination

The Board has the power to amend the New Plan at any time. It does not have the power, without stockholder approval, to:

•	increase the maximum number of shares authorized for issuance pursuant to the New Plan;

•	change the class of individuals eligible for awards;

•	reduce the basis upon which the minimum stock option price is determined;

•	extend the period within which awards under the New Plan may be granted beyond February 27, 2017;

•	provide for a stock option exercisable more than ten years from the date of grant, except in the event of death; or

•	reprice awards or amend Section 5(a)(vi) of the Plan, which prohibits the repricing of awards.

The Board may suspend or terminate the New Plan at any time. No such suspension or termination, however, shall affect options or stock appreciation rights previously granted. In the event of termination of the New Plan, performance awards, restricted stock awards and other stock-based awards will be fully vested (with performance goals deemed to have been achieved at the maximum level) but the amount of benefit will be prorated based on the length of the performance period or restriction period through the date of the termination.

Other Terms

The New Plan provides that no award shall be transferable by a participant other than (i) as a gift to extended family members or to a foundation or other entity that they control or (ii) by will or the laws of descent and distribution.

Federal Income Tax Consequences

The following is a brief summary of the principal federal income tax consequences of awards under the New Plan. This summary is not intended to be exhaustive and does not describe state, local or foreign tax laws.

Incentive Stock Options

An incentive stock option grant will not result in any immediate tax consequences to the Company or to the participant. A participant will not realize taxable income upon the exercise of an incentive stock option (except that the alternative minimum tax may apply), provided the participant was an employee of the Company or one of our subsidiaries at all times from the date the option was granted to the date three months (in the case of a disabled employee, one year) before the date the option is exercised, and we will not be entitled to any deduction. If the participant does not dispose of the stock acquired within one year of receiving it (and two years after such option was granted), gain or loss realized on the subsequent disposition of the stock will be treated as long term capital gain or loss.

If the participant disposes of the stock prior to those times, the participant will realize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the stock on the date of exercise over the option price; or (ii) if the disposition is a taxable sale or exchange, the amount of gain realized. Any gain recognized by the participant on the disposition in excess of the amount taxable as ordinary income will be treated as capital gain, long or short term depending on whether the stock has been held for more than one year. Upon such a disposition, we will generally be entitled to a deduction in the same amount and at the same time as the participant realizes such ordinary income.

Nonqualified Stock Options

The grant of a nonqualified stock option will not result in any immediate tax consequence to the Company or the participant. Upon exercise of a nonqualified stock option, the participant will realize ordinary income in an amount equal to the market value of the stock at the time of exercise over the option price, and we will generally be entitled to a deduction in the same amount.

Stock Appreciation Rights

The grant of a stock appreciation right will not result in any immediate tax consequence to the Company or to the participant. Upon the exercise of a stock appreciation right, any cash received and the market value of any stock received will constitute ordinary income to the participant. We will generally be entitled to a deduction in the same amount and at the same time as the participant realizes such income.

Restricted Stock

A participant who receives restricted stock will in most cases be subject to tax at ordinary income rates on the market value of the restricted stock at the time the restrictions lapse.

In the case of a sale of shares after the expiration of the restriction period, the holding period to determine whether the participant has long-term or short-term capital gain or loss begins upon such expiration and the tax basis for such shares will be equal to the market value thereof on such date. In most instances, we will be entitled to a deduction equal to the amount treated as compensation to the participant.

Performance Awards and Other Stock-Based Awards

A participant who receives any performance award or other stock-based award will recognize income, and we will generally be allowed a deduction, when the award is paid. The amount of cash and the market value of the shares of common stock received will be ordinary income to the participant and we will generally be entitled to a tax deduction for the same amount.

Tax Deductibility Limitation

The Internal Revenue Code limits the allowable tax deduction that may be taken by us for compensation paid to the Chief Executive Officer and the four other highest paid executive officers. The limit is $1,000,000 per executive per year, but compensation payable solely on account of the attainment of performance goals is excluded from the limitation. Under the New Plan, stock options, stock appreciation rights and performance awards (and related performance-based dividend equivalents) are intended to qualify as performance based compensation not subject to the $1,000,000 limitation. Restricted stock and other stock-based awards that are not performance based would be subject to the limitation.

The Board intends to introduce the following resolution at the Annual Meeting (designated as Item 4):

“RESOLVED, that the Fortune Brands, Inc. 2007 Long-Term Incentive Plan submitted to this Annual Meeting and as shown in Exhibit B of this Proxy Statement, is approved.”

The Board of Directors recommends that you vote FOR Item 4.

Item 5

ELECT EACH DIRECTOR ANNUALLY

The Company is informed that a Stockholder, Nick Rossi, whose address is P.O. Box 249, Boonville, California 95415, intends to introduce at the Annual Meeting the following resolution (designated as Item 5). The Company has been notified that Mr. Rossi held 1,652 shares of the Company’s common stock for at least one year prior to his submission of this proposal and that he has agreed to hold a minimum required number or dollar amount of such common stock until the Annual Meeting.

Statement of Nick Rossi:

5 – Elect Each Director Annually

RESOLVED:  Comprehensive action to adopt annual election of each director. Shareholders request that our Directors take the steps necessary, in the most expeditious manner possible, to adopt annual election of each director. This includes using all means in our Board’s power such as corresponding special company solicitations and one-on-one management contacts with major shareholders to obtain the vote required for formal adoption of this proposal topic.

Also for complete transition from the current staggered system to 100% annual election of each director in one election cycle if feasible. If it is feasible to transition in one-year, 3-years will not substitute for one year. Also to transition solely through direct action of our board if feasible.

This topic won our 66% yes-vote at our 2006 annual meeting. This topic also won a 67% yes-vote average at 43 major companies in 2006. The Council of Institutional Investors www.cii.org, formally recommends adoption of this proposal topic. At least one proxy advisory service has recommend a no-vote for directors who do not adopt a shareholder proposal after it wins one majority vote.

Arthur Levitt, Chairman of the Securities and Exchange Commission, 1993-2001 said: In my view it’s best for the investor if the entire board is elected once a year. Without annual election of each director shareholders have far less control over who represents them.

“Take on the Street” by Arthur Levitt.

It is also important to take a step forward and support this one proposal since our 2006 governance standards were not impeccable. For instance in 2006 it was reported (and certain concerns are noted):

•

The Corporate Library (TCL) http://www.thecorporatelibrary.com/ an independent investment research firm rated our company our company “High Concern” in executive pay – not sufficiently performance-related.

•	Two of the three members of the executive compensation committee each had more the 15-years tenure and were beyond age 70 – Independence and succession concerns.
•	We had no Independent Chairman – Independent oversight concern.
•	Our Chairman/CEO also served on R.R. Donnelley (RRD) board rated “D” by The Corporate Library.
•	Shareholders were only allowed to vote on individual directors once in 3-years – Accountability concern.
•	An awesome 80% shareholder vote was required to make certain key changes – Entrenchment concern.
•	Cumulative voting was not permitted.

Additionally:

•

In response to a 2004 shareholder proposal, our management adopted a policy requiring poison pill shareholder approval, but allowing the board to override this very policy and adopt a pill without shareholder approval. According to The Corporate Library, this “override” provision undermined the shareholder approval requirement.

•	Two directors were allowed to hold 4 director seats each – Over-extension concern.
•	Two directors held less than 150 shares each – Commitment concern.

The above status shows there is room for improvement and reinforces the reason to take one step forward now and vote yes:

Elect Each Director Annually

Yes on 5

Board of Directors Statement Relating to Item 5:

The Board Recommends that you vote AGAINST Item 5.

The Board recommends a vote against this proposal to elect all of the members of the Board on an annual basis because the Board believes that enacting the proposal would not be in the best interest of the Company or its stockholders.

Throughout 2006, the Board retained independent outside counsel to assist them in assessing the Company’s corporate governance processes and takeover defenses, including possible declassification of the Board. After thorough consideration of this proposal in conjunction with all of the Company’s takeover defenses, the Board continues to believe that the Company’s existing system of electing directors in three classes, with staggered three-year terms, is in the best interests of the Company and its stockholders.

The Company believes that in considering this proposal it is important to carefully examine its corporate governance practices, its recent adoption of meaningful reforms and rationale for opposing the proposal. Additionally, it is important to recognize that several statements by the proponent of the proposal are misleading or inaccurate.

Majority Vote By-law Provision

In September of 2006, the Board implemented a majority-vote by-law provision relating to the election of directors. Pursuant to this amendment to the Company’s By-laws, more than 50% of the votes cast in an individual director’s election must be cast “for” a director in order for him or her to be elected. Any director who fails to receive a majority of affirmative votes must tender his or her resignation. The Board will then make a final determination, taking into account all the relevant facts and circumstances, whether to accept that resignation. Prior to this amendment, a director could have been elected even if he or she received a majority of “withhold” votes. The Board believes that this by-law amendment provides stockholders with more flexibility and control over who represents the Company.

At companies with both a majority vote provision and a non-classified board, it is possible that a large percentage, or even all, of the directors could fail to be elected in a single year, causing instability on the Board. The Board feels that in light of the adoption of the majority vote provision, staggered (“classified”) board elections are necessary to help assure that the majority of directors have prior experience and familiarity with the Company’s businesses, products, markets, opportunities and challenges. The Board believes that this experience and knowledge gained over time makes directors more effective in fulfilling their responsibilities to maximize stockholder value by appropriately balancing short-term goals and long-term planning. Staggered three-year terms contribute toward stability and continuity in setting and pursuing the Company’s business strategies, while at the same time provide flexibility because one-third of the directors are elected annually and a majority of the directors are elected over a two year period. In addition, the Board believes that a three-year board term helps the Company attract and retain individuals with the quality, integrity and caliber required to make the commitment and take on the responsibilities that service as a director entails. The Board also believes that agreeing to serve a three-year term demonstrates the nominee’s commitment to the Company over the long-term.

Corporate Governance Practices

The stockholder proponent states that “our 2006 governance standards were not impeccable.” The Board does not believe that any one model of governance standards is appropriate for all companies. The Board believes that it has established strong governance policies and practices. These policies and practices have been recognized as superior to those of our peer companies by independent third parties. For example, Institutional Shareholder Services rates the Company as outperforming 92.0% of the companies in the S&P500 and 99.2% of companies in the consumer durables and apparel group. Also, The Corporate Library, the independent investment research firm that Mr. Rossi cites in his proposal, actually rated the Company as having a “low concern” corporate governance risk assessment. The stockholder proponent implies that The

Corporate Library rates the Company poorly, when, in fact, The Corporate Library upgraded the Company’s rating from last year and gives the Company high marks in several key areas.

Takeover Defenses

In addition, The Corporate Library gave the Company a “low concern” risk assessment rating relating to takeover defenses, the very topic for which the proposal applies. According to The Corporate Library, “the board meets our current tests for board effectiveness and shareholder friendliness in the area of takeover defenses.”

The Board also believes that a classified board plays an important role in ensuring that the interests of all stockholders are protected and maximized in connection with an unsolicited takeover proposal. A classified board structure prevents the strategy of a potential acquirer replacing a majority of the Board with its own nominees at a single meeting and thereby gaining control of the Company without paying a fair value to the Company’s stockholders. A classified board structure does not preclude a takeover, but rather provides the Board the additional time and leverage necessary to evaluate the adequacy and fairness of a takeover proposal, and to negotiate the best deal possible for the benefit of all stockholders, without the threat of imminent removal of a majority of Board members.

Accountability

The stockholder proponent argues that a classified board raises concerns about accountability to stockholders. The Board does not believe that a classified board makes directors any less accountable than directors elected on an annual basis. The fiduciary duties of directors elected to three-year terms are identical to those of directors elected annually. The Board does not believe that directors elected for three-year terms approach their responsibilities with less focus or accountability than would be the case if they were elected annually.

The Board has demonstrated that they hold themselves accountable to stockholders and that they are concerned about the Company’s corporate governance standards. They have demonstrated this by adopting Corporate Governance Principles that enhance the accountability of the Directors. The classified board structure enhances director independence by minimizing the potential for outside influences that might not be in the interests of all stockholders and reduces the threat that a board member who does not conform will not be renominated.

Factual Inaccuracies

The proposal contains numerous factual inaccuracies about the Company. The correct information is set forth below:

•

There currently are five directors that serve on the Compensation Committee. Mr. Rossi states that there are three, implying that a majority of the members of the Compensation Committee have been serving on that committee for more than 15 years.

•	All of the Company’s directors, except for Mr. Wesley, are independent and the Board has elected an independent Lead Director.

•

Mr. Rossi implies that all major changes require an 80% majority shareholder vote. The only key change that requires an 80% majority vote is the removal of a director for cause and the amendment of that provision of the Company’s Certificate of Incorporation. Other key changes, such as amendments to the Certificate of Incorporation, the merger of the Company with and into another and the sale or dissolution of the Company require a two-thirds majority shareholder vote.

•

The Board has adopted a policy stating that it will seek stockholder approval to adopt a rights plan (“poison pill”); however, if the Board feels it is necessary to adopt such a plan prior to obtaining stockholder approval, the retention of the plan will be put to a stockholder vote within one year. If the plan is not approved by a majority of the votes cast by stockholders, the plan would be terminated.

•	No director owns less than 150 shares of the Company’s common stock. The directors’ stock holdings are detailed on pages 55 and 56 of this Proxy Statement.

Further Action

Adoption of the stockholder proposal does not automatically result in the declassification of the Company’s Board. Adoption of this proposal requires an amendment to the Company’s Certificate of Incorporation which must first be approved by the Board and then submitted to a vote of the stockholders at a subsequent meeting. A vote in favor of the proposal, therefore, would constitute a recommendation that the Board initiate this amendment. The Board does not believe, however, that such an amendment is in the best interests of the Company or its stockholders.

The Company’s stockholders voted to approve the classified board in 1986. Although a majority of the votes cast at the 2006 annual meeting were voted in favor of the declassification proposal, the stockholders rejected similar proposals every year from 1989 to 1998. The Board considered the vote result from the 2006 annual meeting along with all the other factors discussed above and concluded that the classified board structure remains in the Company’s, and its stockholders’, best interest.

The Board recommends that you vote AGAINST Item 5.

Item 6

PAY-FOR-SUPERIOR PERFORMANCE

The Company is informed that the United Brotherhood of Carpenters and Joiners of America, on behalf of the United Brotherhood of Carpenters Pension Fund, of 101 Constitution Avenue, N.W., Washington, DC 20001, intends to introduce at the Annual Meeting the following resolution. The Company has been notified that the United Brotherhood of Carpenters Pension Fund held approximately 2,400 shares of the Company’s common stock for at least one year prior to his submission of this proposal and has agreed to hold a minimum required number or dollar amount of such common stock until the Annual Meeting.

Statement of United Brotherhood of Carpenters Pension Fund:

Resolved:  That the shareholders of Fortune Brands, Inc. (“Company”) request that the Board of Director’s Executive Compensation Committee establish a pay-for-superior-performance standard in the Company’s executive compensation plan for senior executives (“Plan”), by incorporating the following principles into the Plan:

1.	The annual incentive or bonus component of the Plan should utilize defined financial performance criteria that can be benchmarked against a disclosed peer group of companies, and provide that an annual bonus is awarded only when the Company’s performance exceeds its peers’ median or mean performance on the selected financial criteria;

2.	The long-term compensation component of the Plan should utilize defined financial and/or stock price performance criteria that can be benchmarked against a disclosed peer group of companies. Options, restricted shares, or other equity or non-equity compensation used in the Plan should be structured so that compensation is received only when the Company’s performance exceeds its peers’ median or mean performance on the selected financial and stock price performance criteria; and

3.	Plan disclosure should be sufficient to allow shareholders to determine and monitor the pay and performance correlation established in the Plan.

Supporting Statement:  We feel it is imperative that compensation plans for senior executives be designed and implemented to promote long-term corporate value. A critical design feature of a well–conceived executive compensation plan is a close correlation between the level of pay and the level of corporate performance relative to the industry peers. We believe the failure to tie executive compensation to superior corporate performance; that is, performance exceeding peer group performance, has fueled the escalation of executive compensation and detracted from the goal of enhancing long-term corporate value.

We believe that common compensation practices have contributed to excessive executive compensation. Compensation committees typically target senior executive total compensation at the median level of a selected peer group, then they design any annual and long-term incentive plan performance criteria and benchmarks to deliver a significant portion of the total compensation target regardless of the company’s performance relative to its peers. High total compensation targets combined with less than rigorous performance benchmarks yield a pattern of superior-pay-for-average-performance. The problem is exacerbated when companies include annual bonus payments among earnings used to calculate supplemental executive retirement plan (SERP) benefit levels, guaranteeing excessive levels of lifetime income through inflated pension payments.

We believe the Company’s Plan fails to promote the pay-for-superior-performance principle. Our Proposal offers a straightforward solution: The Compensation Committee should establish and disclose financial and stock price performance criteria and set peer group-related performance benchmarks that permit awards or payouts in its annual and long-term incentive compensation plans only when the Company’s performance exceeds the median of its peer group. A senior executive compensation plan based on sound pay-for-superior-performance principles will help moderate executive compensation and create competitive compensation incentives that will focus senior executives on building sustainable long-term corporate value.

Board of Directors Statement Relating to Item 6:

The Board Recommends that you vote AGAINST Item 6.

The Board has thoroughly considered the proposal submitted by the United Brotherhood of Carpenters and Joiners of America. Because the Board believes the adoption of the proposal is not in the best interests of the Company or the Company’s stockholders, the Board recommends a vote against the proposal.

A strong majority of the votes cast by the stockholders at the 2006 annual meeting, more than 63% (including abstentions), rejected a nearly identical proposal. The Company already practices pay-for-superior performance and all stockholders have benefited from this practice. In 2006, the Company outperformed its current peer group (see page 21 of our Form 10-K). An investment in the Company – including dividends – returned 11.6% for the year.

Payments under the annual incentive plan are tied to demanding earnings per share goals. Likewise, performance shares awarded under the Company’s long-term incentive plan are tied to rigorous average return on invested capital and cumulative diluted earnings per share improvement targets. The Company also utilizes stock options to attract and retain superior management. The value of stock options earned by executives is directly tied to the increase in the value of the Company’s shares. In other words, the Company’s executives can realize value in stock options only if the value of the common stock rises benefiting all stockholders. The vast majority, 80%, of the Chief Executive Officer’s total annual compensation in 2006, as shown on page 24 of the Proxy Statement, was tied to the Company’s performance.

As more fully described on page 22 of this Proxy Statement, in 2006 this Board’s compensation committee compared the Company’s performance to the performance of a survey group of 29 consumer products companies using a range of critical financial and stockholder metrics. The Compensation Committee assessed executive compensation actually paid in light of this comparison in an effort to ensure that the Company’s performance (as compared to the survey group) supported the level of compensation provided to executive officers. The Compensation Committee currently intends to continue this peer-group based analysis.

Because the Company’s competitors do not have compensation programs like that described in the proposal, adoption of the stockholder proposal would place the Company at a competitive disadvantage, possibly preventing it from attracting and retaining superior management capable of delivering superior performance. The proponent wants the Company to “index” equity based grants, allowing vesting and/or granting of awards only if the Company outperforms its peers. Indexing equity grants is not common practice for good reason. Indexed equity grants or annual bonuses may allow executives to benefit if the Company’s performance exceeds that of its peers, even if the Company’s earnings and common stock price decline and stockholders do not benefit. In addition, imposing the specific requirements outlined in the proposal would eliminate the Compensation Committee’s flexibility, which is essential in order to create effective incentives that work from year to year. Most importantly, adoption of the proposal is simply not necessary because the Company’s compensation program already aligns executive compensation with Company performance.

The Board recommends that you vote AGAINST Item 6.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	13,520,419	$60.10	3,253,083

Equity compensation plans not approved by security holders	0	N/A	0

Total	13,520,419	$60.10	3,253,083	(2)

(1)	Information above does not include shares available for issuance under the Fortune Brands, Inc. Annual Executive Incentive Compensation Plan or the Fortune Brands, Inc. 2007 Long-Term Incentive Plan, each subject to re-approval or approval, as applicable, at the Annual Meeting.

(2)	3,122,917 shares remain available for issuance under the Company’s 2003 Long-Term Incentive Plan, which allows for grants of stock options, performance stock awards, restricted stock awards and other stock-based awards. 130,166 shares remain available for issuance under the 2005 Non-Employee Director Stock Plan, which provides for stock grants. The 2002 Non-Employee Director Stock Option Plan, which provided grants of stock options for up to 200,000 shares of common stock expired on December 31, 2006.

CERTAIN INFORMATION REGARDING SECURITY HOLDINGS

We have listed below the beneficial ownership of common stock of Fortune Brands, Inc. by (a) each director, (b) the executive officers of the Company listed on page 24, and (c) directors and executive officers of the Company as a group on February 15, 2007. The table is based on information we received from the nominees, other directors and executive officers, our Corporate Employee Benefits Committee, and the Trustee of our defined contribution plan. Unless otherwise indicated, the business address of each of the Company’s directors and executive officers is the same as the Company’s address. To our knowledge, no person or entity beneficially owns 5% or more of our outstanding common stock.

Name	Amount and Nature of Beneficial Ownership (1)(2)(3)(4)(5)(6)	Percent of Class

Bruce A. Carbonari	286,872	*
Patricia O. Ewers	27,431	*
Richard A. Goldstein	2,000	*
Mark Hausberg	184,742	*
Christopher J. Klein	134,232	*
Pierre E. Leroy	9,528	*
Gordon R. Lohman	25,343	*
A. D. David Mackay	1,500	*
Craig P. Omtvedt	242,546	*
Eugene A. Renna	22,611	*
Mark A. Roche	317,971	*
Anne M. Tatlock	31,725	*
David M. Thomas	22,088	*
Norman H. Wesley	909,166	*
Peter M. Wilson	22,007	*
Directors and executive officers as a group (15 persons)	2,239,762	1.46%
*	Less than 1%

(1)	To the best of our knowledge, each nominee and Class I and II director and executive officer who is not a director has sole voting and investment power with respect to shares shown above, other than with respect to the shares listed in Notes (3) and (4) below that may be acquired upon exercise of options.

(2)	Includes the following number of shares attributable to Company contributions under the Company’s Retirement Savings Plan (“RSP”):

Name	Number of Shares
Mark Hausberg	1,192
Craig P. Omtvedt	1,392
Mark A. Roche	3,963

Also includes the number of shares attributable to employee contributions under the RSP as follows:

Name	Number of Shares
Craig P. Omtvedt	1,197
Mark A. Roche	1,725

The Trustee of the RSP has agreed to vote the shares it holds in the Trust in accordance with instructions received from participants of the RSP and shares as to which instructions are not received are voted by the Trustee proportionally in the same manner as shares as to which the Trustee has received instructions. The number shown in the table above includes 9,469 shares of common stock held on February 15, 2007 by the Trustee of the RSP (including certain of those referred to above) which number is equivalent as of that date to the undivided proportionate beneficial interests of the directors and executive officers of the Company in all such shares.

(3)	Includes the following number of shares with respect to which the following directors and executive officers have the right to acquire beneficial ownership within 60 days of the date of this table:

Name	Number of Shares
Bruce A. Carbonari	256,407
Patricia O. Ewers	20,467
Richard A. Goldstein	0
Mark Hausberg	157,708
Christopher J. Klein	122,959
Pierre E. Leroy	6,778
Gordon R. Lohman	23,843
A. D. David Mackay	0
Craig P. Omtvedt	194,622
Eugene A. Renna	10,496
Mark A. Roche	261,449
Anne M. Tatlock	23,843
David M. Thomas	15,088
Norman H. Wesley	782,913
Peter M. Wilson	10,496

(4)	Includes 1,887,069 shares of which the directors and executive officers as a group had the right to acquire beneficial ownership pursuant to the exercise on or before April 15, 2007 of options granted by the Company. Inclusion of such shares does not constitute an admission by any nominee, director or executive officer that he or she is the beneficial owner of such shares.

(5)	To the best of the Company’s knowledge, none of the director nominees, Class I and II directors or executive officers who are not directors, have pledged shares of the Company’s stock as security.

(6)	To the best of the Company’s knowledge, directors and executive officers did not own any shares of $2.67 Convertible Preferred Stock of Fortune Brands, Inc.

SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS

What governs stockholder proposals and nominations?

Our Restated Certificate of Incorporation contains procedures for stockholder nomination of directors. Our By-laws contain procedures for other stockholder proposals to be presented before annual stockholder meetings.

Who can make a nomination?

According to our Restated Certificate of Incorporation, any record owner of stock entitled to be voted generally in the election of directors may nominate one or more persons for election as a director at a stockholders’ meeting at least 120 days prior to the Annual Meeting.

How do I go about making a nomination?

If you are a record owner of stock and you wish to make a nomination, you must notify the Secretary, in writing, of your intent to make a nomination. Written notice must be submitted 120 days before the Annual Meeting, that is, by December 31, 2007 for the 2008 Annual Meeting (assuming the 2008 Annual Meeting is held on April 29, 2008), and it must include:

•	the names and addresses of you and any other stockholder who intends to appear in person or by proxy to make the nomination, and the name and address of the person(s) to be nominated;

•	a description of all arrangements or understandings between you and each nominee and any other person(s) (naming them) pursuant to which the nomination is to be made;

•	any other information regarding each of your proposed nominees that would be included in a proxy statement; and

•	the consent of each nominee to serve if elected.

Who can make a proposal?

According to the By-laws, a proposal or other business to be considered at the Annual Meeting of Stockholders can be made by a person who is a stockholder of record.

How do I go about making a proposal?

If you are a record owner of stock and you wish to make a proposal, you must notify the Secretary, in writing, of your intent. You must give your written notice 120 days before the Annual Meeting, that is, by December 31, 2007 for the 2008 Annual Meeting (assuming the 2008 Annual Meeting is held on April 29, 2008), and it must include:

•

a brief description of the business to be brought before the meeting, the reasons for conducting the business and any material interest that you or the beneficial owners, if any, on whose behalf you are making the proposal may have in the business;

•	your name and address, and the names and addresses of the beneficial owners, if any, on whose behalf you are making the proposal, as they appear on our books; and

•	the class and number of shares of our stock that are owned beneficially and of record by you and the beneficial owners.

The By-laws also provide that stockholders who wish to have a proposal included in the Company’s Proxy Statement must comply with the applicable requirements of the Exchange Act, as well as its rules and regulations. Such stockholders also have the benefit of the rights provided by Rule 14a-8 of the Exchange Act. In order to be eligible under Rule 14a-8 for inclusion in the Company’s Proxy Statement and accompanying proxy at the next Annual Meeting of Stockholders currently scheduled to be held on April 29, 2008, stockholder proposals must be received by the Company on or before November 14, 2007.

A copy of the Restated Certificate of Incorporation and By-law provisions is available upon written request to Mr. Mark A. Roche, Senior Vice President, General Counsel and Secretary, Fortune Brands, Inc., 520 Lake Cook Road, Deerfield, Illinois 60015. The person presiding at the meeting is authorized to determine if a proposed matter is properly before the meeting or if a nomination is properly made.

MISCELLANEOUS

The distribution of this Proxy Statement with respect to the Company’s 2007 Annual Meeting of Stockholders is accompanied by the financial statements and other financial information as required by Securities and Exchange Commission rules. A copy of the Company’s Annual Report on Form 10-K as filed with the SEC for its last fiscal year, including any financial statements and financial statement schedules to the Form 10-K, will be made available to stockholders without charge, upon written request to Mr. Mark A. Roche, Senior Vice President, General Counsel and Secretary, Fortune Brands, Inc., 520 Lake Cook Road, Deerfield, Illinois 60015. The Company will furnish any exhibits to Form 10-K to each stockholder requesting them upon payment of a fee of $.10 per page to cover their cost.

Our Board is soliciting this proxy. The Company will bear the expense of soliciting proxies for this meeting, including mailing costs. In addition to mailing copies of this material to stockholders, we will request that persons who hold stock in their names or custody, or in the names of nominees, for the benefit of others, to forward copies of these materials to the beneficial owners of our stock, and to request the authority to execute the proxies. In order to assure that there is sufficient representation at the meeting, our officers and regular employees may solicit proxies by telephone, facsimile, or in person. In addition, we have retained Georgeson Shareholder Communications Inc., to aid in soliciting proxies for a fee, estimated at $10,500, plus reasonable out-of-pocket expenses. Our total expenses will depend upon the volume of shares represented by the proxies received promptly in response to the Notice of Meeting and Proxy Statement.

Stockholders who do not intend to be present at the meeting are urged to send in their proxies without delay or vote their proxies by telephone or through the Internet. Prompt response is helpful, and your cooperation will be appreciated.

Multiple Stockholders Having the Same Address

If you and other residents at your mailing address own shares of common stock in street name, your broker or bank may have sent you a notice that your household will receive only one Annual Report and Proxy Statement for each company in which you hold stock through that broker or bank. This practice, known as “householding,” is designed to reduce our printing and postage costs. If you did not respond that you did not want to participate in householding, the broker or bank will assume that you have consented, and will send one copy of our Annual Report and Proxy Statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this Proxy Statement or our Annual Report, or if you wish to receive individual copies of our Proxy Statements and Annual Reports for future meetings, we will send a copy to you if you call Alvin Santiago, Manager of Shareholder Services, at (847) 484-4538, or write him at Fortune Brands, Inc., 520 Lake Cook Road, Deerfield, Illinois 60015.

If you and other residents at your mailing address are registered stockholders and you receive more than one copy of the Annual Report and Proxy Statement, but you wish to receive only one copy, you must request, in writing, that the Company eliminate these duplicate mailings. To request the elimination of duplicate copies, please write to The Bank of New York, Shareholder Relations Department, P. O. Box 11258, Church Street Station, New York, New York 10286.

Other Matters

The Company knows of no other matters to be submitted to the stockholders at the meeting. If any other matters properly come before the meeting, people named in the enclosed proxy will vote the shares they represent in accordance with the recommendation of the Board.

March 9, 2007

EXHIBIT A

FORTUNE BRANDS, INC.

ANNUAL EXECUTIVE

INCENTIVE COMPENSATION PLAN

ARTICLE I

GENERAL

SECTION 1.1 Purpose. The purpose of this Annual Executive Incentive Compensation Plan (the “Plan”) is to advance the interests of the stockholders of Fortune Brands, Inc. (the “Company”) by providing performance-based incentives to senior executives of the Company.

SECTION 1.2 Definitions. As used in the Plan, the following terms shall have the following meanings:

(a)	“Award” means, for each Participant, a specific dollar amount payable as determined by the Committee pursuant to Section 2.2 of the Plan after application of the Committee’s discretion pursuant to Section 2.4(b) of the Plan;

(b)	“Board of Directors” means the Board of Directors of the Company;

(c)	“Code” means the Internal Revenue Code of 1986, as amended;

(d)	“Committee” means the Compensation and Stock Option Committee of the Board of Directors;

(e)	“Incentive Pool” means, with respect to each Performance Period, the total amount of dollars available to be paid to all Participants. This amount shall be based on an objective formula established by the Committee in accordance with Section 2.2 of the Plan using one or more of the Performance Measures. It shall be allocated among the Participants in the manner determined by the Committee in accordance with the Plan;

(f)	“Participants” means, with respect to each Performance Period, the group of all persons elected to the office of Vice President of the Company or any office senior thereto except any officer covered by an annual incentive compensation plan of any subsidiary of the Company. A person who during part of such Performance Period has held such office shall participate on a proportional basis reflecting the portion of the Performance Period during which he or she has held such office;

(g)

“Performance Measures” means performance goals and objectives, which shall be based on any of the following performance criteria, either alone or in any combination, as the Committee may determine: cash flow; cash flow from operations; earnings per Common share; earnings per Common share from continuing operations; income before income taxes; income before income taxes, depreciation and amortization; income from continuing operations; net asset turnover; net income; operating income; operating margin; return on equity; return on net assets; return on total assets; return on total capital; sales; economic value added; and total return to stockholders. For any Performance Period, Performance Measures may be determined on an absolute basis or relative to internal goals or relative to levels attained in years prior to such Performance Period or related to other companies. For any Performance Period, the Committee shall provide whether and how the Performance Measures shall be adjusted in the event of any or all of the following items: extraordinary, unusual or non-recurring items; effects of changes in applicable laws, regulations or accounting principles; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuance of convertible debt securities); realized or unrealized gains and losses on securities; expenses, charges or credits for restructuring initiatives, productivity initiatives or for impaired assets; non-cash items (e.g., amortization, depreciation or reserves); other non-operating items; writedowns of intangible assets, property, plant or equipment, investments in business units and securities resulting from the sale of business units; spending for acquisitions; and effects of any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-off, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction or event; and

(h)	“Performance Period” means each consecutive twelve-month period commencing January 1 of each year.

SECTION 1.3 Administration of the Plan. The Plan shall be administered by the Committee; provided, however, that (i) the number of directors on the Committee shall not be less than two and (ii) each member of the Committee shall be an “outside director” within the meaning of Code Section 162(m)(4). The Committee may adopt its own rules of procedure, and the action of a majority of the Committee, taken at a meeting, or taken without a meeting by unanimous written consent of the members of the Committee, shall constitute action by the Committee. The Committee shall have the power and authority to administer, construe and interpret the plan, to make rules for carrying it out and to make changes in such rules.

ARTICLE II

AWARDS

SECTION 2.1 Awards. The Committee may make Awards to Participants with respect to each Performance Period, subject to the terms and conditions set forth in the Plan.

SECTION 2.2 Terms of Awards. Within 90 days after the commencement of each Performance Period (or prior to such later date as permitted by, or such earlier date as required by, Code Section 162(m) and the regulations promulgated thereunder), the Committee shall establish in writing for such Performance Period (i) the objective formula for determining the Incentive Pool for the Performance Period (using one or more of the Performance Measures) and (ii) the allocable percentage of the total Incentive Pool to which each Participant shall be entitled, provided that the total of all such percentages for all Participants for any Performance Period shall not exceed 100 percent. The Committee shall cause each Participant to be notified in writing of his or her selection as a Participant.

SECTION 2.3 Limitations on Awards. The maximum amount of an Award to any Participant for any Performance Period shall not exceed $3.0 million. No part of the amount of any Incentive Pool for any Performance Period which is not awarded in such Performance Period may be carried forward for award in subsequent Performance Periods.

SECTION 2.4 Determination of Awards.

(a) The Committee shall, promptly after the date on which all necessary financial or other information for a particular Performance Period becomes available, in the manner required by Code Section 162(m), certify (i) the degree to which each of the Performance Measures has been attained and (ii) with respect to each Participant, the amount of the Participant’s Award, if any.

(b) Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, reduce or eliminate, but may not increase, any Award. In exercising its discretion, the Committee may use such objective or subjective factors as it determines to be appropriate in its sole discretion. The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding. No part of any potential Award for any Performance Period which is not actually awarded to a Participant because of any reduction permitted by this Section 2.4(b) or required by Section 2.3 shall be available for award to any other Participant whose actual compensation for such period is subject to Code Section 162(m).

(c) After the end of each Performance Period when the amount of each Participant’s Award has been determined, the Committee shall cause each Participant to be provided with written notice of the amount of his or her Award, if any. Awards shall become payable in cash as promptly as practicable after the certifications described in this Section 2.4 have been made by the Committee. The Company intends that the payment will be made within 2 1/2 months of the close of the Performance Period, but in no event later than the subsequent calendar year. In the event that payments are not made within 2 1/2 months of the close of the Performance Period, it is the Company’s intent that this Plan be construed in a manner consistent with Code Section 409A.

SECTION 2.5 Deferral of Payment of Awards. Notwithstanding Section 2.4(c), but subject to the requirements of Code Section 409A, the Committee may, in its sole discretion, upon the request of a Participant, determine that the payment of an Award (or a portion thereof) to the Participant shall be deferred and when such deferred Award shall be paid and over what period of time. The Committee shall have discretion to provide for the payment of an amount equivalent to interest, at such rate or rates fixed by the Committee or based on one or more predetermined investments selected by the Committee, on any such deferred Award.

ARTICLE III

MISCELLANEOUS

SECTION 3.1 Restriction on Transfer. The rights of a Participant with respect to amounts payable under the Plan shall not be transferable by such Participant, otherwise than by will or the laws of descent and distribution.

SECTION 3.2 Tax Withholding. The Company shall have the right to deduct from all payments made under the Plan to a Participant or to a Participant’s beneficiary or beneficiaries any Federal, state or local taxes required by law to be withheld with respect to such payments.

SECTION 3.3 Source of Payments. The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

SECTION 3.4 Employment Rights and Other Benefit Programs. The provisions of the Plan shall not give any Participant any right to be retained in the employment of the Company. In the absence of any specific agreement to the contrary, the Plan shall not affect any right of the Company, or of any affiliate of the Company, to terminate, with or without cause, any Participant’s employment at any time. The Plan shall not replace any contract of employment between the Company and any Participant, but shall be considered a supplement thereto. The Plan is in addition to, and not in lieu of, any other employee benefit plan or program in which any Participant may be or become eligible to participate by reason of employment with the Company.

SECTION 3.5 Amendment and Termination. The Board of Directors may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part. No termination or amendment of the Plan may, without the consent of the Participant to whom an Award has been determined for a completed Performance Period but not yet paid, adversely affect the rights of such Participant in such Award, nor shall any amendment increase the amount payable to a Participant for Performance Period if such amendment is made after the final day of the period for establishing the objective formula for determining the Incentive Pool for the Performance Period set forth in Section 2.2 of the Plan.

SECTION 3.6 Governing Law. The Plan and all rights and Awards hereunder shall be construed in accordance with and governed by the laws of the State of Delaware. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Plan shall be exclusively in the courts in the State of Illinois, County of Cook, including the Federal Courts located therein (should Federal jurisdiction exist).

SECTION 3.7 Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan, such provision shall be stricken as to such jurisdiction, and the remainder of the Plan shall remain in full force and effect.

SECTION 3.8 Effective Date. The Plan shall be effective as of January 1, 2007, subject to the approval thereof by the stockholders of the Company at the 2007 annual meeting of stockholders. Such approval shall meet the requirements of Code Section 162(m) and the regulations thereunder. If such approval is not obtained, then the Plan shall not be effective and any formula for determining the Incentive Pool for any Performance Period, any percentage thereof to which any person otherwise may be entitled and any notice given pursuant to Section 2.2 of the Plan shall be void ab initio.

EXHIBIT B

FORTUNE BRANDS, INC.

2007 LONG-TERM INCENTIVE PLAN

1.	Purpose of Plan

The purpose of this 2007 Long-Term Incentive Plan (the “Plan”) is to aid Fortune Brands, Inc. and its Subsidiaries in securing and retaining Employees of outstanding ability by making it possible to offer them increased incentives, which may include a proprietary interest in Fortune, to join or continue in the employment of Fortune and to increase their efforts for its welfare.

2.	Definitions

As used in the Plan, the following words shall have the following meanings:

(a)	“Award” means an award or grant made to a Participant pursuant to the Plan, including, without limitation, an award or grant of an Option, Right, Restricted Stock, Performance Award or Other Stock-Based Award, or any combination of the foregoing.

(b)	“Award Date” means, with respect to any Award, the date of the grant or award specified by the Committee in a resolution or other writing, duly adopted, and as set forth in the Award; provided that such Award Date shall not be earlier than the date of the Committee action.

(c)	“Board of Directors” means the Board of Directors of Fortune.

(d)	“Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(e)	“Committee” means the Compensation and Stock Option Committee of the Board of Directors.

(f)	“Common Stock” means common stock of Fortune.

(g)	“Disability” means the Participant becoming unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve months, within the meaning of Code Section 422(c)(6).

(h)	“Employee” means any common law employee of Fortune or a Subsidiary.

(i)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j)	“Fair Market Value” shall mean (i) the sales price of Fortune’s Common Stock on the New York Stock Exchange as determined by the Committee; or (ii) if Fortune’s shares of Common Stock are not traded on a national securities exchange or through any other nationally recognized quotation service, the fair market value of Fortune’s Common Stock as determined by the Board of Directors or the Committee, acting in good faith, under any method consistent with the Code, or Treasury Regulations thereunder, as the Board of Directors or the Committee shall in its discretion select and apply at the time of the Award Date, time of exercise, or other determination event.

(k)	“Fortune” means Fortune Brands, Inc.

(l)	“Incentive Stock Option” means an option to purchase shares of Common Stock that is intended to qualify as an incentive stock option as defined in Code Section 422.

(m)	“Just Cause” shall have the meaning set forth in any employment or other written agreement between the Participant and Fortune or a Subsidiary. If there is no employment or other written agreement between Fortune or a Subsidiary and the Participant or if such agreement does not define “Just Cause,” then “Just Cause” shall have the meaning specified in the Award; provided, that if the Award does not so specify, “Just Cause” shall mean the Participant’s (i) willful and continued failure substantially to perform his or her material duties with Fortune or a Subsidiary (other than due to Disability), or the commission of any activities constituting a violation or breach under any federal, state or local law or regulation applicable to the activities of Fortune or a Subsidiary, in each case, after notice thereof from the Board of Directors to the Participant and (where possible) a reasonable opportunity for the Participant to cease and fully cure such failure, breach or violation in all respects, (ii) fraud, breach of fiduciary duty, dishonesty, misappropriation or other actions that cause significant damage to the property or business of Fortune or a Subsidiary, (iii) repeated absences from work such that the Participant is unable to perform his or her employment or other duties in all material respects, other than due to Disability, (iv) admission or conviction of, or plea of nolo contendere to, any felony that, in the reasonable judgment of the Board of Directors, adversely affects Fortune’s or a Subsidiary’s reputation or the Participant’s ability to carry out the obligations of his or her employment, (v) loss of any license or registration that is necessary for the Participant to perform his or her duties for Fortune or a Subsidiary, (vi) failure to cooperate with Fortune or a Subsidiary in any internal investigation or administrative, regulatory or judicial proceeding, after notice thereof from the Board of Directors to the Participant and a reasonable opportunity for the Participant to cure such non-cooperation or, (vii) act or omission by in violation or disregard of the policies of Fortune or a Subsidiary, including but not limited to the harassment and discrimination policies and Standards of Conduct of Fortune or a Subsidiary then in effect, in such a manner as to cause significant loss, damage or injury to the property, reputation or employees of Fortune or a Subsidiary. In addition, a Participant’s employment shall be deemed to have terminated for Just Cause if, after the Participant’s employment has terminated, facts and circumstances are discovered that would have justified a termination for Just Cause. For purposes of this Plan, no act or failure to act on the Participant’s part shall be considered “willful” unless it is done, or omitted to be done, by him or her in bad faith or without reasonable belief that his or her action or omission was in the best interests of Fortune or a Subsidiary. Any act or failure to act based upon authority given pursuant to a resolution duly adopted by the Board of Directors or based upon the advice of counsel for Fortune or a Subsidiary shall be conclusively presumed to be done, or omitted to be done, in good faith and in the best interests of Fortune or a Subsidiary. For purposes of the Plan, the existence of “Just Cause” shall be determined (x) with respect to officers of Fortune and chief executive officers of Fortune Subsidiaries, by the Committee in its sole discretion, and (y) with respect to other Employees, by the Salary Committee in its sole discretion.

(n)	“Limited Right” means a right to receive cash in lieu of the exercise of an Option or Right as set forth in Section 12(b).

(o)	“Nonqualified Stock Option” means an option to purchase shares of Common Stock that is intended not to qualify as an incentive stock option as defined in Code Section 422.

(p)	“Option” means an Incentive Stock Option, a Nonqualified Stock Option or an option granted pursuant to Section 14(a).

(q)	“Other Stock-Based Award” means an Award pursuant to Section 8.

(r)	“Participant” means a person to whom one or more Awards have been granted that have not all been forfeited or terminated under the Plan.

(s)	“Performance Award” means an Award granted pursuant to Section 7.

(t)	“Performance Period” means the period specified with respect to a Performance Award during which specified performance criteria are to be measured.

(u)	“Performance Goals” shall mean performance goals established by the Committee prior to the grant of an Award based on the attainment of one or any combination of the following, in each case of Fortune, a Subsidiary or business unit by or within which the Participant is primarily employed, and that are intended to qualify under Code Section 162(m): (i) net earnings; (ii) operating earnings or income; (iii) earnings growth; (iv) net income; (v) net income applicable to shares; (vi) gross revenue or revenue by pre-defined business segment; (vii) ratio of operating expenses to operating revenues; (viii) margins realized on delivered services; (ix) cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital; (x) earnings per share; (xi) return on stockholders’ equity; (xii) stock price; (xiii) return on common stockholders’ equity; (xiv) return on capital; (xv) return on assets; (xvi) economic value added (income in excess of cost of capital); (xvii) customer satisfaction; (xviii) cost control or expense reduction, (xix) operating company contribution; (xx) income before income taxes, and (xxi) total return to stockholders, in each case, absolute or relative to peer-group comparative.

Such Performance Goals also may be based upon Fortune or a Subsidiary attaining specified levels of performance under one or more of the measures described above relative to the performance of other corporations. The Committee shall set such Performance Goals within the time prescribed by Code Section 162(m). If the Committee determines it is advisable to grant Awards that will not qualify for the performance-based exception, the Committee may grant Awards that do not so qualify.

(v)	“Prior Plan” means the Fortune Brands, Inc. 2003 Long-Term Incentive Plan, as amended.

(w)	“Restricted Stock” means shares of Common Stock granted pursuant to Section 6 or as part of a Performance Award or Other Stock-Based Award.

(x)

“Retirement” means either (i) termination of employment on or after attaining age 55 and completion of at least five years of service with Fortune or a Subsidiary, provided that Retirement shall not include termination of employment for Just Cause or by reason of failure to maintain work performance standards, violation of Company policies or dishonesty or other misconduct prejudicial to Fortune or a Subsidiary, or (ii) retirement under Section 3(b) of the Fortune Brands, Inc. Supplemental Plan.

(y)	“Right” means a stock appreciation right to elect to receive shares of Common Stock with a Fair Market Value (determined at the time of any exercise of such stock appreciation right) equal to the amount by which the Fair Market Value of the shares of Common Stock with respect of which such stock appreciation right was granted exceeds the Exercise Price of said Shares (or part thereof) that were exercised or to receive from Fortune, in lieu of such shares of Common Stock, the Fair Market Value in cash, or to receive a combination of such shares and cash, as provided in Section 5, and shall also mean a stock appreciation right granted pursuant to Section 14(b).

(z)	“Subsidiary” means any corporation or entity, other than Fortune, in an unbroken chain of corporations or other entities beginning with Fortune if each of the corporations, or other entities other than the last corporation or entity in the unbroken chain owns 50% or more of the voting stock in one of the other corporations in such chain, except that with respect to Incentive Stock Options, “Subsidiary” means “subsidiary corporation” as defined in Code Section 424(f).

3.	Administration of Plan

The Plan shall be administered by the Committee whose members shall be appointed by the Board of Directors and consist of at least three members of the Board of Directors. The members of the Committee shall qualify to administer the Plan for purposes of Rule 16b-3 (and any other applicable rule) promulgated under Section 16(b) of the Exchange Act, must be “outside directors” within the meaning of Code Section 162(m), and must be independent directors under the New York Stock Exchange rules. The Committee may adopt its own rules of procedure, and the action of a majority of the Committee, taken at a meeting, or taken without a meeting by unanimous written consent of the members of the Committee, shall constitute action by the Committee. The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules.

4.	Awards

The Committee may from time to time make Awards under the Plan to such Employees and in such form and having such terms, conditions and limitations as the Committee may determine. The Committee may delegate to an officer of Fortune the right to designate Employees of Fortune or a Subsidiary (other than the delegate, officers of Fortune at the level of vice president or above, chief executive officers of Fortune’s principal operating companies, or any other executive officers (as defined under the Exchange Act)) to be granted Options and Rights and the number of shares of Common Stock subject to Options and Rights granted to each such Employee, provided that the aggregate number of the Options and Rights to be awarded and their terms and conditions shall be determined by the Committee. Awards may be granted singly, in combination or in tandem. The terms, conditions and limitations of each Award under the Plan shall be set forth in the Award, in a form approved by the Committee, consistent, however, with the terms of the Plan.

5.	Awards of Options and Rights

(a)	The terms and conditions with respect to each Award of Options under the Plan shall be consistent with the following:

(i)	The Option or price per share (“Exercise Price”) shall not be less than Fair Market Value at the time the Option is granted. The
Exercise Price of any Rights granted shall not be less than Fair
Market Value at the time the Rights are granted.

(ii)	Exercise of the Option or Right shall be conditioned upon the
Participant named therein having remained in the employ of Fortune or a Subsidiary for at least one year after the Award Date of the
Option or Right; provided, however, that this condition shall not be applicable in the event of the death of the Participant or as otherwise provided in
Section 12(b).
The Option or Right shall be
exercisable in whole or in part from time to time during the period beginning at the completion of the required employment time or satisfaction of the required Performance Goal stated in the Option or
Right and ending at the expiration of ten years from the Award Date of the Option or Right, unless an earlier expiration date shall be stated in the Option or Right, the Option ceases to be exercisable pursuant to
Section 5(a)(iv),
or because of the exercise of the
Limited Right pertaining thereto as provided in Section 12(b).
Notwithstanding the preceding sentence, if, on the date an Option or
Right would expire (including an expiration pursuant to
Section 5(a)(iv)), the exercise of the Option or Right would violate applicable securities laws, the expiration date applicable to the
Option or Right shall be extended to a date that is thirty (30)
calendar days after the date the exercise of the Option or Right would no longer violate applicable securities laws. To the extent that the aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. The foregoing shall be applied by taking Options into account in the order in which they were granted. For purposes of the foregoing, the
Fair Market Value of any share shall be determined at the Award
Date of the Option. In the event the foregoing results in a portion of an Incentive Stock Option exceeding the $100,000 limitation, only such excess shall be treated as a Nonqualified Stock Option.

(iii)	Participants shall pay the Exercise Price in one, or a combination of, the payment forms made available by the Committee from time to time.

(iv)

If a Participant’s employment with Fortune or a Subsidiary
terminates other than by reason of the Participant’s death, Disability or Retirement, the Participant’s Option or Right shall terminate and cease to be exercisable three months from the date of such
termination except as otherwise provided in Section 12(b). If a
Participant’s employment with Fortune or a Subsidiary terminates by reason of death, Disability or Retirement, the Participant’s Option or
Right shall continue to be exercisable for three years from the date of termination of employment or until the expiration date stated in the Option, whichever is earlier, provided that an Option or Right may be exercised within one year from the date of death even if later than such expiration date (but in no event later than ten years from the Award Date). In the case of a Participant whose principal employer is an entity in which Fortune owns, directly, or indirectly, an equity interest, then such Participant’s employment shall be deemed to be terminated for purposes of this Section 5 as of the date on which Fortune no longer owns, directly or indirectly, an equity interest in such entity.

(v)	Each Option shall contain a Limited Right to receive cash in lieu of shares of Common Stock under the circumstances set forth in Section 12(b).

(vi)	Repricing of Options or Rights shall not be permitted without stockholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (A) changing the terms of an Option or Right to lower its Exercise Price; (B) any other action that is treated as a “repricing” under generally accepted accounting principles; and (C) repurchasing for cash or canceling an Option or Right at a time when its Exercise Price is greater than the Fair Market Value of the underlying stock in exchange for another Award, unless the cancellation and exchange occurs in connection with an event set forth in Section 12. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

(b)	The Committee, or its delegate authorized pursuant to Section 4, at the time of grant of an Option or at any time prior to the expiration of its term, may also grant, subject to the terms and conditions of the Plan, Rights in respect of all or part of such Option to the Participant who has been granted the Option, provided that at such time the Participant is an Employee. The Committee, or its delegate authorized pursuant to Section 4, also may grant Rights on a stand-alone basis.

(c)	The holder of an Option or Right who decides to exercise the Option or Right in whole or in part shall give notice in accordance with the rules established by the Committee. A notice exercising a Right shall also specify the extent, if any, to which the Participant elects to receive cash, and shall be subject to the determination by the Committee as provided in Section 5(f). Any exercise shall be effective as of the date specified in the notice of exercise, but not earlier than the date the notice of exercise, together with, in the case of exercise of an Option, payment of the Exercise Price, is received.

(d)	To the extent an Option is exercised in whole or in part, any Right granted in respect of such Option (or part thereof) shall terminate and cease to be exercisable. To the extent a Right is exercised in whole or in part, the Option (or part thereof) in respect of which such Right was granted shall terminate and cease to be exercisable.

(e)	Subject to Section 14, a Right granted with an accompanying Option shall be exercisable only during the period in which the Option (or part thereof) in respect of which such Right was granted is exercisable.

(f)	The Committee shall establish rules governing the form in which payment will be made following exercise of a Right.

(g)	To the extent that any Right that shall have become exercisable shall not have been exercised or cancelled or, by reason of any termination of employment, shall have become non-exercisable, it shall be deemed to have been exercised automatically, without any notice of exercise, on the last day on which its related Option is exercisable, provided that any conditions or limitations on its exercise established by the Committee are satisfied and the Right shall then have value. Such exercise shall be deemed to specify that, subject to determination by the Committee as provided in Section 5(f), the holder elects to receive cash and that such exercise of a Right shall be effective as of the time of the exercise.

(h)	Special Provisions Applicable to Incentive Stock Options. Notwithstanding any other provision of this Section 5, the following special provisions shall apply to any award of Incentive Stock Options:

(i)	The Committee may award Incentive Stock Options only to Employees.

(ii)	If the Employee to whom the Incentive Stock Option is granted is a Ten Percent Owner of Fortune, then: (A) the Exercise Price subject to an Option will be at least one hundred ten percent (110%) of the Fair Market Value of the share on the Award Date; and (B) the Option will expire upon the earlier of (i) the time specified by the Committee in the Award, or (ii) the fifth anniversary of the Award Date.

(iii)	No Incentive Stock Options may be granted under the Plan until Fortune’s stockholders approve the Plan. If such stockholder approval is not obtained within twelve months after the Board of Director’s adoption of the Plan, then no Options may be granted under the Plan that are intended to be Incentive Stock Options.

(iv)	The maximum number of shares of Common Stock with respect to which any one Participant may be granted Options that are intended to be Incentive Stock Options in any one calendar year will be 50,000.

(v)	An Incentive Stock Option must be exercised, if at all, within three months after the Participant’s termination of employment for a reason other than death or Disability, and within twelve months after the Participant’s termination of employment for death or Disability; provided that, an Option that is intended to be an Incentive Stock Option may be exercised more than three months, but not more than twelve months, after the Participant’s termination of employment for a reason other than death or Disability, in which case the Option shall be a Nonqualified Stock Option.

(vi)	For purposes of this Section, “Ten Percent Owner” means an Employee who, at the time an Option is granted under this Plan, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of Fortune or a Subsidiary. For purposes of this Section 5(h), a Participant shall be considered as owning (A) not only shares of the Common Stock owned individually, but also all shares that are at the time owned, directly or indirectly, by or for the spouse, ancestors, lineal descendants and brothers and sisters (whether by the whole or half blood) of such individual and (B) proportionately any shares of Common Stock owned, directly or indirectly, by or for any corporation, partnership, estate or trust in which such individual shall be a stockholder, partner or beneficiary.

(i)	Rights may be subject to Code Section 409A.

6.	Awards of Restricted Stock

The terms and conditions with respect to each Award of Restricted Stock under the Plan shall be consistent with the following:

(a)	The provisions of Awards of Restricted Stock need not be the same with respect to each Participant. Each Award of Restricted Stock shall be subject to forfeiture as set forth in the Plan and may be otherwise subject to forfeiture as set forth in the provisions of such Award.

(b)	Shares of Restricted Stock may be issued on a certified or non-certified basis, as permitted by applicable law or applicable rules of any stock exchange. A certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. The Committee may require that the certificates evidencing such shares be held in custody by Fortune until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(c)	Shares of Restricted Stock shall be subject to the restrictions set forth in this Section 6(c).

(i)	Subject to the provisions of the Plan and the applicable Award, during the period established by the Committee commencing on the Award Date (the “Restriction Period”), the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber such shares of Restricted Stock. Within these limits, the Committee may provide for the lapse of such restrictions in installments and may accelerate or waive any or all of such restrictions, in whole or in part, based on service, performance and such other factors or criteria as the Committee may determine.

(ii)

Subject to Section 10(e) and except as provided in this Section 6(c), the Participant shall have, with respect to shares of Restricted Stock issued to such Participant under the Plan, all of the rights of a holder of Common Stock of Fortune, including the right to vote the shares and the right to receive any cash dividends. Unless otherwise determined by the Committee, cash dividends shall be automatically reinvested in additional shares of Common Stock which shall be treated as Restricted Stock under this Section 6 and dividends payable in Common Stock shall be treated as additional shares of

Restricted Stock subject to the same restrictions and other terms and conditions that apply to the shares of Common Stock with respect to which such dividends are issued.

(iii)	Except to the extent otherwise provided in this Section 6(c), in Section 12(c) or 12(d) or in the applicable Award, upon termination of a Participant’s employment with Fortune or a Subsidiary for any reason during the Restriction Period, all shares of Common Stock still subject to restriction shall be forfeited by the Participant. Except to the extent otherwise provided in the applicable Award, if the Participant’s employment shall terminate and cease by reason of Disability, Retirement or death, the Restriction Period with respect to any shares of Restricted Stock then held shall expire as of the date of such Disability, Retirement or death.

(iv)	Upon expiration of the Restriction Period with respect to any shares of the Restricted Stock without a prior forfeiture thereof, the holder of such shares shall have the right to receive in exchange for the certificates representing such shares unlegended certificates for such shares.

7.	Performance Awards

The terms and conditions with respect to each Performance Award under the Plan shall be consistent with the following:

(a)	Performance Awards may be paid in cash, shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 6), or any combination thereof. The Committee shall determine the nature, length and starting date of the Performance Period for each Performance Award, which shall be at least two years (subject to Sections 12(c) and 12(d)) and shall determine the Performance Goals to be used in valuing Performance Awards and determining the extent to which such Performance Awards have been earned. Performance Goals may vary from Participant to Participant and between groups of Participants. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance factors and criteria. The terms of Performance Awards need not be the same with respect to each Participant. The Committee shall determine for each Performance Award subject to such Performance Period the range of dollar values or number of shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 6), or combination thereof, to be received by the Participant at the end of the Performance Period if and to the extent that the relevant Performance Goals for such Performance Awards are met. The factors must include a minimum Performance Goal below which no payment will be made and a maximum Performance Goal above which no increased payment will be made.

(b)	The Committee may adjust the Performance Goals and measurements applicable to Performance Awards to take into account changes in law and accounting and tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances. The Committee also may adjust the performance goals and measurements applicable to Performance Awards and thereby reduce the amount to be received by any Participant pursuant to such Awards if and to the extent that the Committee deems it appropriate, provided that no such reduction shall be made on or after the date of a Change in Control (as defined in Section
12(b)(iii)).

(c)	Except as otherwise provided in the applicable Award, if during a Performance Period a Participant’s employment with Fortune or a Subsidiary terminates by reason of the Participant’s death, Disability or Retirement, such Participant shall be entitled to a payment with respect to each outstanding Performance Award at the end of the applicable Performance Period based on the terms of the Award. The Committee may provide for an earlier payment in settlement of such Performance Award discounted at a reasonable interest rate and otherwise in such amount and under such terms and conditions as the Committee deems appropriate. Except as otherwise provided in Section 12(c) or
12(d) or in the applicable Award, if during a Performance Period a Participant’s employment with Fortune or a Subsidiary terminates other than by reason of the Participant’s death, Disability or Retirement, then such Participant shall not be entitled to any payment with respect to the Performance Awards relating to such Performance Period, unless the Committee shall otherwise determine.

(d)	In the event of Just Cause with respect to a Participant, at any time (whether before or after termination of employment), any Performance Award that has not been paid to such Participant (or is not payable as provided in Section 12(c) or 12(d)) prior to the date of Just Cause shall be forfeited and shall never become payable. Notwithstanding the foregoing, no Performance Award shall be forfeited or become not payable by virtue of Section 7(d) on or after the date of a Change in Control (as defined in Section 12(b)(iii)).

8.	Other Stock-Based Awards

The Committee may grant other Awards under the Plan pursuant to which shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 6) are or may in the future be acquired, or Awards denominated in stock units (which may, but need not, be restricted stock units), including ones valued using measures other than market value. Such Other Stock-Based Awards may be granted alone, in addition to or in tandem with any Award of any type granted under the Plan and must be consistent with the purposes of the Plan. Such other Stock-Based Awards may be granted pursuant to the Plan, subject to the limits of Section 10, including the overall limit on full value share awards. Any Other Stock Based Awards granted under this Section 8 will be subject to and conform with the requirements of Code Section 409A.

9.	Dividend Equivalents

Any Awards (other than Awards of Options or Rights) under the Plan may, in the discretion of the Committee, earn dividend equivalents. In respect of any such Award which is outstanding on a dividend record date for Common Stock the Participant may be credited with an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of Common Stock covered by such Award had such covered shares been issued and outstanding on such dividend record date. The Committee shall establish such rules and procedures governing the crediting of dividend equivalents, including the timing, form of payment and payment contingencies of such dividend equivalents, as it deems are appropriate or necessary.

10.	Limitations and Conditions

(a)	The total number of shares of Common Stock that may be issued or delivered pursuant to Awards under the Plan shall be 13,000,000 shares, which amount includes such number of shares of Common Stock as remain available under the Prior Plan on the date of its termination by the Board. Not more than 2,500,000 shares of Common Stock may be made subject to Awards under the Plan to any individual Participant, which limitation shall be applied in a manner consistent with the requirements of Code Section 162(m). Not more than 2,000,000 shares of Common Stock shall be cumulatively available for Awards of Incentive Stock Options under the Plan. Not more than 2,500,000 shares of Common Stock shall be cumulatively available for Awards other than Options or Rights. The maximum number of shares of Common Stock with respect to which Awards may be granted in any calendar year to any Participant under the Plan shall be 1,000,000 shares. Each of the foregoing numbers of shares may be increased or decreased by the events set forth in Section 12(a). In the event that Fortune or a Subsidiary makes an acquisition or is a party to a merger or consolidation and Fortune assumes the options or other awards consistent with the purpose of this Plan of the company acquired, merged or consolidated, which it then administers pursuant to this Plan, shares of Common Stock subject to the assumed options or other awards shall not count as part of the total number of shares of Common Stock that may be made subject to Awards under this Plan.

(b)	Any shares of Common Stock that have been made subject to an Award under the Plan or the Prior Plan that cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent that it is settled in shares of Common Stock) shall again be available for award under the Plan and shall not be considered as having been theretofore made subject to award. Any shares of Common Stock withheld to satisfy tax withholding obligations or tendered to pay the Exercise Price with respect to an Award issued under the Plan or the Prior Plan will not be returned and available for award under the Plan. Any shares of Common Stock subject to an Option (or part thereof) that is cancelled upon exercise of a Right when settled wholly or partially in shares of Common Stock shall, to the extent of such settlement in shares, be treated as if the Option itself were exercised and such shares of Common Stock received in settlement of the Right shall no longer be available for Award. When a Participant exercises or settles a Right that is, by its terms settled in shares of Common Stock, the full number of shares of Common Stock that were subject to the Right (not just the number of shares delivered to the Participant upon exercise or settlement) no longer shall be available for Award.

(c)	No Awards shall be made under the Plan after February 27, 2017, but the terms of Awards granted on or before the expiration thereof may extend beyond such expiration. At the time an Award is granted or amended or the terms or conditions of an Award are changed, the Committee may provide for limitations or conditions on such Award.

(d)	No Award or portion thereof shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, except that an Option and related Right may be transferred pursuant to a domestic relations order or by gift to a family member of the holder to the extent permitted in the applicable Award. A Right shall never be transferred except to the transferee of the related Option. During the lifetime of the Participant, an Option or Right shall be exercisable only by the Participant unless it has been transferred to a family member of the holder, in which case it shall be exercisable only by such transferee. For the purpose of this provision, a “family member” shall have the meaning set forth in the General Instructions to Form S-8 Registration Statement under the Securities Act of 1933.

(e)	No person who receives an Award under the Plan that includes shares of Common Stock or the right to acquire shares of Common Stock (which may include shares of Restricted Stock pursuant to Section 6) shall have any rights of a stockholder (i) as to shares under option until, after proper exercise of the Option, such shares have been recorded on Fortune’s official stockholder records as having been issued or transferred, (ii) as to shares of Common Stock to be delivered following exercise of a Right until, after proper exercise of the Right and determination by the Committee to make payment therefor in shares, such shares of Common Stock shall have been recorded on Fortune’s official stockholder records as having been issued or transferred, or (iii) as to shares included in Awards of Restricted Stock, Performance Awards or Other Stock-Based Awards, until such shares of Common Stock shall have been recorded on Fortune’s official stockholder records as having been issued or transferred.

(f)	Fortune shall not be obligated to deliver any shares of Common Stock until they have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange upon which outstanding shares of such class at the time are listed nor until there has been compliance with such laws or regulations as Fortune may deem applicable. Fortune shall use its best efforts to effect such listing and compliance. No fractional shares shall be delivered.

(g)	Nothing contained herein shall affect the right of Fortune or a Subsidiary to terminate any Participant’s employment at any time or for any reason.

11.	Transfers and Leaves of Absence

For purposes of the Plan: (a) a transfer of a Participant’s employment without an intervening period from Fortune to a Subsidiary or another entity in which Fortune owns, directly or indirectly, an equity interest or vice versa, or from one Subsidiary or another entity in which Fortune owns, directly or indirectly, an equity interest to another, or vice versa, shall not be deemed a termination of employment and such Participant shall be deemed to remain in the employ of Fortune or a Subsidiary, and (b) an Employee who is granted in writing a leave of absence shall be deemed to have remained in the employ of Fortune or a Subsidiary during such leave of absence.

12.	Stock Adjustments, Change in Control and Divestitures

(a)(i)	Adjustment of Awards Upon the Occurrence of Certain Events. In the event of any consolidation, stock or other non-cash dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares, reorganization or recapitalization or change in capitalization, or any other similar corporate event, the Committee shall adjust the aggregate number of shares of Common Stock subject to the Plan and the number of shares that may be made subject to Awards to any individual Participant as set forth in Sections 7(a) and
10(a), as well as the aggregate number of shares of Common Stock that may be made subject to any type of Award.

(ii)	Equity Restructurings. If the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of Fortune through a non-reciprocal transaction between the Company and its stockholders that causes the per share fair value underlying an Award to change, such as stock dividend, stock split, spin-off, rights offering, recapitalization through a large, non-recurring cash dividend, or other similar transaction, a proportionate adjustment shall be made to the number or kind of shares or securities allocated to Awards that have been granted prior to any such change to equalize the fair value of the Awards before and after the equity restructuring. Any such adjustment in an outstanding Option (or Right) shall be made without change in the aggregate purchase price applicable to the unexercised portion of such Option (or Right) but with a corresponding adjustment in the Exercise Price or other unit of any security covered by such Option (or Right).

(iii)	Reciprocal Transactions. The Committee may, but shall not be obligated to, make an appropriate and proportionate adjustment to an Award or to the Exercise Price of any outstanding Award, and/or grant an additional Award to the holder of any outstanding Award, to compensate for the diminution in the intrinsic value of the shares resulting from any reciprocal transaction such as a business combination, merger or acquisition. The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

(iv)	Certain Unusual or Nonrecurring Events. In recognition of unusual or nonrecurring events affecting Fortune or its financial statements, or in recognition of changes in applicable laws, regulations, or accounting principles, and, whenever the Committee determines that adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee may, using reasonable care, make adjustments in the terms and conditions of, and the criteria included in, Awards.

(v)

If any such adjustment or substitution provided for in this Section 12(a) requires the approval of stockholders in order to enable Fortune to grant Incentive Stock Options, then no such adjustment or substitution of ISOs shall be made without prior stockholder approval. If the effect of any adjustment or substitution would be to cause an Option to fail to continue to qualify as an ISO or to cause a modification, extension or renewal of such Option within the meaning of Code Sections 409A or 424, the Committee may elect that such adjustment or substitution not be made but rather shall use reasonable efforts to effect such other adjustment of each then outstanding Option as the Committee in its sole discretion shall deem equitable and which will not result in any disqualification, modification, extension or renewal (within the meaning of Code Sections 409A or 424) of such Incentive Stock Option.

(vi)	Fractional Shares and Notice. Fractional shares resulting from any adjustment in Awards pursuant to this Section 12(a) may be settled in cash or otherwise as the Committee determines. The Company will give notice of any adjustment to each Participant who holds an Award that has been adjusted and the adjustment (whether or not such notice is given) will be effective and binding for all Plan purposes.

(b)(i)

In the event of a Change in Control (as defined in Section 12(b)(iii)), then each Option or Right held by a Participant that is not then exercisable shall become immediately exercisable and shall remain exercisable as provided in Section 5 notwithstanding anything to the contrary in the first sentence of Section 5(a)(ii) or in Section 5(b). In addition, unless the Committee otherwise determines at the time of grant or at any time thereafter but prior to such Change in Control, each Limited Right outstanding at the time of such Change in Control shall be deemed to be automatically exercised as of the date of such Change in Control or as of such other date during the 60-day period beginning on the date of such Change in Control as the Committee may determine prior to such Change in Control. In the event that the Limited Right is not automatically exercised, the Participant may during the 60-day period beginning on the date of the Change in Control (such 60-day period being herein referred to as the “Limited Right Exercise Period”), in lieu of exercising such Option or Right in whole or in part, exercise the Limited Right (or part thereof) pertaining to such Option. Such Participant, whether the exercise is pursuant to his election or automatic pursuant to the terms hereof shall be entitled to receive in cash an amount determined by multiplying the number of shares subject to such Option (or part thereof) by the amount by which the Exercise Price of each share is exceeded by the Fair Market Value of such shares at the date of exercise. A Limited Right shall be exercised in whole or in part by giving written notice of such exercise on a form approved by the Committee to the Secretary of Fortune, except that no such written notice shall be required in the event such Limited Right is automatically exercised pursuant to the terms hereof. The exercise shall be effective as of the date specified in the notice of exercise, but not earlier than the date the notice of exercise is actually received and in the hands of the Secretary of Fortune. In the event the last day of a Limited Right Exercise Period shall fall on a day that is not a business day, then the last day thereof shall be deemed to be the next following business day. To the extent an Option or a Right pertaining thereto is exercised in whole or in part, the Limited Right in respect of such Option shall terminate and cease to be exercisable. To the extent a Limited Right is exercised in whole or in part, the Option (or part thereof) to which such Limited Right pertains and the Right (or part thereof) pertaining to such Option (or part thereof) shall terminate and cease to be exercisable.

(ii)	Notwithstanding anything to the contrary in the first sentence of Section 5(a)(ii) or in 5(a)(iv) or 5(b), the provisions of this Section 12(b)(ii) will be applicable in the event of a termination of a Participant’s employment on or after a Change in Control and prior to the expiration of the Limited Right Exercise Period applicable thereto. No Option, Right or Limited Right held by a Participant shall terminate or cease to be exercisable as a result of his termination of employment on or after a Change in Control and prior to the expiration of the Limited Right Exercise Period applicable thereto, but shall be exercisable throughout the Limited Right Exercise Period applicable thereto; provided, however, that in no event shall any Option or Right be exercisable after ten years from its Award Date (except in the event of death as provided in Section 5(a)(iv)). However, in the event the Participant has not held such Option or Right or the Option to which such Limited Right pertains, on the date of termination, for more than six months from the Award Date of, the preceding sentence shall apply only if such Participant has been terminated other than for Just Cause or has voluntarily terminated his employment because he in good faith believes that as a result of such Change in Control he is unable effectively to discharge his duties or the duties of the position he occupied immediately prior to such Change in Control or because of a diminution in his aggregate compensation or in his aggregate benefits below that in effect immediately prior to such Change in Control. Nothing in this Section 12(b) shall impair any rights otherwise provided in the Plan in respect of a Participant’s Options or Rights in the event of his death, Disability or Retirement.

(iii)

A “Change in Control” shall be deemed to have occurred if (A) any person (as that term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder) of 20% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (“Voting Securities”) of Fortune, excluding, however, the following: (1) any acquisition directly from Fortune, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from Fortune, (2) any acquisition by Fortune, (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by Fortune or entity controlled by Fortune, or (4) any acquisition pursuant to a transaction that complies with clauses (1), (2) and (3) of Section 12(b)(iii)(C), (B) more than 50% of the members of the Board of Directors of Fortune shall not be Continuing Directors (which term, as used herein, means the directors of Fortune (1) who were members of the Board of Directors of Fortune on

February 27, 2007, or (2) who subsequently became directors of Fortune and who were elected or designated to be candidates for election as nominees of the Board of Directors, or whose election or nomination for election by Fortune’s stockholders was otherwise approved, by a vote of a majority of the Continuing Directors then on the Board of Directors but shall not include, in any event, any individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14(a)-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors), (C) Fortune shall be merged or consolidated with, or, in any transaction or series of transactions, substantially all of the business or assets of Fortune shall be sold or otherwise acquired by, another corporation or entity unless, as a result thereof, (1) the stockholders of Fortune immediately prior thereto shall beneficially own, directly or indirectly, at least 60% of the combined Voting Securities of the surviving, resulting or transferee corporation or entity (including, without limitation, a corporation that as a result of such transaction owns Fortune or all or substantially all of Fortune’s assets either directly or through one or more subsidiaries) (“Newco”) immediately thereafter in substantially the same proportions as their ownership immediately prior to such corporate transaction, (2) no person beneficially owns (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, and the rules and regulations promulgated thereunder), directly or indirectly, 20% or more, of the combined Voting Securities of Newco immediately after such corporate transaction except to the extent that such ownership of Fortune existed prior to such corporate transaction and (3) more than 50% of the members of the Board of Directors of Newco shall be Continuing Directors or (D) the stockholders of Fortune approve a complete liquidation or dissolution of Fortune.

(c)	Notwithstanding any other provision of the Plan, in the event that a Participant’s employment is terminated on or after a Change in Control (as defined in Section 12(b)(iii)) (x) by Fortune or a Subsidiary other than for Just Cause or (y) by the Participant because the Participant in good faith believes that as a result of such Change in Control he or she is unable effectively to discharge his or her duties or the duties of the position the Participant occupied immediately prior to such Change in Control or because of a diminution in the Participant’s aggregate compensation or benefits below that in effect immediately prior to such Change in Control:

(i)	with respect to shares of Restricted Stock then outstanding, the Restriction Period with respect to such shares shall be deemed satisfied as of the date such Participant’s employment is so terminated, but only as to that portion of such shares as is equivalent to the portion of the Restriction Period applicable thereto that has been satisfied as of such date without regard to this Section 12(c)(i); as of such date, the portion of such shares as to which the Restriction Period is deemed satisfied pursuant to this Section 12(c)(i) shall become nonforfeitable and all other of such shares shall be forfeited; and

(ii)	with respect to Performance Awards and Other Stock-Based Awards, including shares of Common Stock covered thereby, all such Performance Awards and Other Stock-Based Awards shall become nonforfeitable and shall be paid out on the date such Participant’s employment is so terminated (A) as if all Performance Periods or other conditions or restrictions applicable thereto had been completed or satisfied, the maximum performance or other objectives with respect thereto had been attained and all Awards granted with respect thereto had been fully earned, but (B) prorated for the portion of any relevant Performance Period or other period ending on the date such Participant’s employment is so terminated, unless prior to the Change in Control the Committee otherwise so provides:

provided that; full vesting of all outstanding Awards shall be immediate unless Fortune is the surviving entity and any adjustments necessary to preserve the value of the Participant’s outstanding Awards have been made, or Fortune’s successor at the time of the Change in Control irrevocably assumes Fortune’s obligations under this Plan or replaces each Participant’s outstanding Award with an award of equal or greater value and having terms and conditions no less favorable to the Participant than those applicable to the Participant’s Award immediately prior to the Change in Control.

(d)	In the case of a Participant whose principal employer is a Subsidiary, then such Participant’s employment shall be deemed to be terminated for purposes of Sections 6 through 9 as of the date on which such principal employer ceases to be a Subsidiary (the “Divestiture Date”) and, except to the extent otherwise determined by the Committee and set forth in the applicable Award:

(i)	with respect to shares of Restricted Stock held by such Participant, the Restriction Period shall be deemed satisfied as of the Divestiture Date, but only as to that portion of such shares as is equivalent to the portion of the Restriction Period applicable thereto that has been satisfied as of the Divestiture Date without regard to this Section 12(d)(i); as of the Divestiture Date, the portion of such shares as to which the Restriction Period is deemed satisfied pursuant to this Section 12(d)(i) shall become nonforfeitable and all other of such shares shall be forfeited; and

(ii)	with respect to Performance Awards and Other Stock-Based Awards, including shares of Common Stock covered thereby, all such Performance Awards and Other Stock-Based Awards shall become nonforfeitable and shall be paid out on the Divestiture Date (A) as if all Performance Periods or other conditions or restrictions applicable thereto had been completed or satisfied, the maximum performance or other objectives with respect thereto had been attained and all Awards granted with respect thereto had been fully earned, but (B) prorated for the portion of the relevant Performance Period or other period ending on the Divestiture Date, all as determined by the Committee.

In the event of a termination of the Plan, then each Participant’s employment shall be deemed to be terminated for purposes of Sections 6 through 9 as of the date of such termination of the Plan and, except to the extent otherwise determined by the Committee and set forth in the applicable Award, the foregoing provisions of clauses (i) and (ii) of this Section 12(d) shall apply to such Participant’s shares of Restricted Stock, Performance Awards and Other Stock-Based Awards with the same effect as if the date of such termination of the Plan were a Divestiture Date.

(e)	In the event of a Change in Control that is a merger or consolidation in which Fortune is not the surviving corporation or which results in the acquisition of substantially all Fortune’s outstanding Common Stock by a single person or entity or by a group of persons or entities acting in concert, or in the event of a sale or transfer of all or substantially all of Fortune’s assets (a “Covered Transaction”), the Committee shall have the discretion to provide for the termination of all outstanding Options as of the effective date of the Covered Transaction; provided, that, no Option will be so terminated (without the consent of the Participant) prior to the expiration of twenty (20) days following the later of (i) the date on which the Award became fully exercisable and (ii) the date on which the Participant received written notice of the Covered Transaction.

13.	Amendment and Termination

(a)	The Board of Directors shall have the power to amend the Plan, including the power to change the amount of the aggregate Fair Market Value of the shares subject to Incentive Stock Options first exercisable in any calendar year under Section 5 to the extent provided in Code Section 422. The Board of Directors shall not, however, except as otherwise provided in the Plan, without approval of the stockholders of Fortune, (i) increase the maximum number of shares of Common Stock authorized for the Plan, (ii) change the class of individuals eligible for Awards to other than Employees, (iii) reduce the basis upon which the minimum Exercise Price is determined, (iv) extend the period within which Awards under the Plan may be granted, (v) provide for an Option that is exercisable more than ten years from the Award Date except in the event of death or securities law requirements, (vi) amend the Exercise Price of an outstanding Award or amend Section 5(a)(vi), or (vii) issue new Awards or pay cash in exchange for the cancellation of outstanding, underwater Option Awards. The Board of Directors shall not have the power to amend, modify, exchange or substitute Options if such amendment, modification, exchange or substitution would violate Code Section 409A (it is not an extension of a stock right if the expiration of the Option is tolled while the Option is unexercisable because an exercise would violate applicable securities laws, provided that the period during which the Option may be exercised is not extended more than 30 days after the exercise of the Option first would no longer violate applicable securities laws).

The Board of Directors shall have no power to change the terms of any Award theretofore granted under the Plan so as to impair the rights of a Participant without the consent of the Participant whose rights would be affected by such change except to the extent, if any, provided in the Plan or in the Award.

(b)	The Board of Directors may suspend or terminate the Plan at any time. No such suspension or termination shall affect Options, Rights or Limited Rights then in effect.

14.	Foreign Options and Rights

(a)	The Committee, or its delegate authorized pursuant to Section 4, may grant Awards to Employees who are subject to the tax laws of nations other than the United States, which Awards may have terms and conditions that differ from the terms thereof as provided elsewhere in the Plan for the purpose of complying with the foreign tax laws, provided that the Committee and not its delegate shall determine the terms and conditions thereof. Awards of Options may have terms and conditions that differ from Incentive Stock Options and Nonqualified Stock Options for the purposes of complying with the foreign tax laws.

(b)	The Committee, or its delegate authorized pursuant to Section 4, may grant Rights to Employees without the grant of an accompanying Option if the Employees are subject at the time of grant to the laws of a jurisdiction that prohibits them from owning Common Stock. The Rights shall permit the Employees to receive, at the time of any exercise of such Rights, cash equal to the amount by which the Fair Market Value of all shares of Common Stock in respect to which the Right was granted exceeds the Exercise Price thereof.

(c)	The terms and conditions of Options and Rights granted under Sections 14(a) and 14(b) may differ from the terms and conditions which the Plan would require to be imposed upon Incentive Stock Options, Nonqualified Stock Options and Rights if the Committee determines that the grants are desirable to promote the purposes of the Plan for the Employees identified in Sections 14(a) and 14(b); provided that the Committee may not grant such Options or Rights that do not comply with the limitations of Section 13(a).

15.	Withholding Taxes

Fortune or a Subsidiary shall have the right to deduct from any cash payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of Fortune to deliver shares of Common Stock upon the exercise of an Option or Right, upon payment of a Performance Award, upon delivery of Restricted Stock or upon exercise, settlement or payment of any Other Stock-Based Award that the Participant pay to Fortune or a Subsidiary such amount as may be requested by Fortune or a Subsidiary for the purpose of satisfying any liability for such withholding taxes.

Any Award may provide that the Participant may elect, in accordance with any conditions set forth in such Award, to pay any withholding taxes in shares of Common Stock; provided that, the Participant, by accepting the Award will be deemed to instruct and authorize Fortune for such purpose to withhold a whole number of shares of Common Stock from those shares of Common Stock issuable to the Participant in payment of vested shares of Performance Shares, Restricted Stock or units as Fortune determines to be appropriate to satisfy the minimum tax withholding obligation. This direction and authorization is intended to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act, and to be interpreted to comply with the requirements of Rule 10b5-1(c). To the extent the value of shares of Common Stock withheld exceeds the Participant’s minimum tax withholding obligation, e.g., because of the need to withhold whole shares, Fortune shall pay such excess in cash to the participant through payroll as soon as practicable. The Participant agrees to pay to Fortune as soon as practicable, including through additional payroll withholding, any amount of the tax withholding obligation that is not satisfied by the withholding of shares described above.

16.	Miscellaneous

(a)	Effect of the Plan on the Rights of Employees and Employer. Neither the adoption of the Plan nor any action of the Board of Directors or the Committee pursuant to the Plan shall be deemed to give any Employee any right to be granted an Award under the Plan and nothing in the Plan, in any Award granted under the Plan or in any Award shall confer any right to any Participant to continue in the employment of Fortune or a Subsidiary or interfere in any way with the rights of Fortune or a Subsidiary to terminate a Participant’s employment at any time.

(b)	Unfunded Status Of Plan. The Plan shall be unfunded. Fortune shall not be required to establish any special or separate fund nor to make any other segregation of assets to assume the payment of any benefits under the Plan. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general unsecured creditor of Fortune; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet Fortune’s obligations under the Plan to deliver cash, shares or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines. Any provision of the Plan that becomes subject to Code Section 409A, will be interpreted and applied consistent with that Section.

(c)	Benefits. Amounts received under the Plan are not to be taken into account for purposes of computing benefits under other plans unless the Committee determines to do so.

(d)	Successors and Assigns. The terms of the Plan shall be binding upon Fortune and its successors and assigns.

(e)	Headings. Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

(f)	Federal and State Laws, Rules and Regulations. The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules and regulations and to such approval by any government or regulatory agency as may be required.

(g)

Governing Law. To the extent not preempted by federal law, this Plan, any Award, and documents evidencing Awards or rights relating to Awards shall be construed, administered and governed in all respects under and by the laws of the State of Illinois, without giving effect to its conflict of laws principles. If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Plan shall be exclusively in the courts in the State of Illinois, County of Cook, including the Federal Courts located therein (should Federal jurisdiction exist).

(h)	Beneficiary Designation. Each Participant may designate any beneficiary or beneficiaries (including individuals, charitable organizations, trusts, or entities) to receive any benefit or right under the Plan that is to be paid or transferred on the Participant’s death or Disability before exercising or receiving any or all of his or her Plan benefits, subject to the following restrictions:

(i)	Each beneficiary designation must be in a form prescribed by the Committee.

(ii)	Each beneficiary designation must be made during the Participant’s lifetime by the Participant, the Participant’s legally appointed guardian or conservator, or by the Participant’s duly appointed attorney-in-fact named in a power of attorney that expressly authorizes the attorney-in-fact to act with respect to the Participant’s employee benefits in general, or as to the Participant’s interest in the Plan in particular.

(iii)	Each beneficiary designation will revoke all prior designations by the same Participant.

(iv)	Designated beneficiaries may be individuals, trusts, charitable organizations, or entities, but must be identified with sufficient specificity to allow the Committee to determine the persons or entities to whom benefits are to be paid.

(v)	A beneficiary designation may designate beneficiaries who may be named contingently or successively, and may be designated as a group with specified beneficiaries to receive a fixed percentage of the benefits payable under the Plan.

(vi)	If all of the Participant’s designated beneficiaries predecease the Participant, or if no beneficiary has been effectively designated, benefits remaining unpaid at the Participant’s death will be paid to the Participant’s estate.

(i)	Restrictive Covenants. An Award may provide that, notwithstanding any other provision of this Plan to the contrary, if the Participant breaches the non-compete, non-solicitation, non-disclosure or other restrictive covenants of the Award, whether during or after termination of employment, in addition to any other penalties or restrictions that may apply under any employment agreement, state law, or otherwise, the Participant will forfeit:

(i)	any and all Awards granted to him or her under the Plan, including Awards that have become vested and exercisable; and/or

(ii)	forfeit the profit the Participant has realized on the exercise of any Options, which is the difference between the Options’ price and the Fair Market Value of any Option the Participant exercised after terminating employment and within the six month period immediately preceding the Participant’s termination of employment (the Participant may be required to repay such difference to Fortune).

17.	Effective Date

The Plan shall be effective as of February 27, 2007 (the “Effective Date”), the date of its adoption by the Board of Directors, provided that the Company’s stockholders thereafter approve the Plan at a duly held stockholders’ meeting in accordance with any applicable provisions of the Delaware General Corporation Law. If the Plan is not so approved by stockholders, the Plan (and any Award granted thereunder) shall be null, void and of no force or effect. If so approved, the Plan shall remain in effect until all shares of Common Stock authorized to be issued or transferred hereunder have been issued or transferred or until the Plan is sooner terminated by the Board of Directors, and shall continue in effect thereafter with respect to any Awards outstanding at the time of such termination. In no event shall an Incentive Stock Option be granted under the Plan more than ten (10) years from the date the Plan is adopted by the Board of Directors, or the date the Plan is approved by the Company’s stockholders, whichever is earlier, unless within such ten year period stockholders approve an increase in the number of shares of Common Stock available for Awards under the Plan, in which case more than ten (10) years from the last date on which the stockholders so approve any such increase.

C/O BANK OF NEW YORK CHURCH STREET STATION P.O. BOX 11002 NEW YORK, NY 10286-1002

VOTE BY INTERNET- www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Fortune Brands, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Fortune Brands, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: FORBR1 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FORTUNE BRANDS, INC.

The Board of Directors Recommends Votes FOR all Nominees:

For

Withhold

For All

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Item 1 - Election of Directors - Nominees to Class III:

All

All

Except

01) Anne M. Tatlock

02) Norman H. Wesley

03) Peter M. Wilson

The Board of Directors Recommends Votes FOR Items 2, 3 and 4: For Against Abstain

Item 2 - Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2007.

Item 3 - Re-approval of the Fortune Brands, Inc. Annual Executive Incentive Plan.

Item 4 - Approval of the Fortune Brands, Inc. 2007 Long-Term Incentive Plan.

The Board of Directors Recommends Votes AGAINST Items 5 and 6:

Item 5 - If presented, a shareholder proposal entitled “Elect Each Director Annually”.

Item 6 - If presented, a shareholder proposal entitled “Pay-for-Superior Performance”.

For address changes and/or comments, please check this box and write them on the back where indicated.

Note: Please sign as your name appears on the Proxy. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee r guardian, please give your full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in full partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners)

Date

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, April 24, 2007

Hyatt Deerfield

1750 Lake Cook Road

Deerfield, Illinois 60015

Receive Future Proxy Materials Electronically

Help Fortune Brands make a difference by eliminating paper proxy mailings to your home or business. With your consent we can stop sending paper copies of Proxy Statements, Annual Reports and related materials to you and you can conveniently view them on-line. To participate, go to www.icsdelivery.com/fo and follow the prompts.

Reminder

You may vote by telephone or over the Internet. Voting electronically is quick, easy and also saves the company money. Just follow the instructions on your Proxy Card.

If you vote the shares on the Internet or by phone, you do not need to mail back the proxy card. YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

PROXY

The Board of Directors solicits this proxy for use at the Annual Meeting on Tuesday, April 24, 2007.

The stockholder(s) whose signature(s) appear(s) on the reverse side of this proxy card appoint N. H. WESLEY, C. P. OMTVEDT, and M. A. ROCHE (and any other person chosen by Messrs. Wesley, Omtvedt or Roche) proxies, to vote all shares of Fortune Brands’ common stock which the stockholder(s) would be entitled to vote on at Annual Meeting of Stockholders to be held on April 24, 2007 at the Hyatt Deerfield, 1750 Lake Cook Road, Deerfield, Illinois at 1:30 p.m. (CDT), on Items 1, 2, 3, 4, 5 and 6 referred to on the reverse side and described in the Proxy Statement, and on any other matters which may properly come before the meeting, with all powers the stockholder(s) would possess if personally present. A majority of the proxies (or, if only one, then that one) or their substitutes acting at the meeting may exercise all powers conferred.

This proxy when properly executed will be voted in the manner directed by the stockholder. Unless the stockholder(s) indicate(s) otherwise, the proxies will vote FOR the election of the nominees to the Board of Directors (Item 1), FOR Items 2, 3 and 4 and AGAINST Items 5 and 6.

If you participate in the Fortune Brands Stock Fund under a retirement savings trust, your signature on the reverse side will be a direction to the trustee to vote as instructed.

FORTUNE BRANDS, INC.

P.O. BOX 11010

NEW YORK, N.Y. 10203-0010

Address Changes/Comments:

(If you noted any address changes/comments above, please mark corresponding box on other side.)

Please sign, date and return the proxy promptly using the enclosed envelope.

(Continued and to be signed on other side.)

PLEASE EXECUTE AND RETURN YOUR PROXY PROMPTLY